SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Lockheed Martin Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Lockheed Martin Corporation
6801 Rockledge Drive Bethesda, MD 20817

Vance D. Coffman
Chairman

March 18, 2005

Dear Fellow Stockholder:

     On behalf of our Board of Directors, I cordially invite you to attend Lockheed Martin Corporation’s 2005 Annual Meeting of Stockholders on Thursday, April 28, 2005, at 10:30 a.m. Mountain time, at the Sheraton Albuquerque Uptown Hotel, 2600 Louisiana Boulevard NE, Albuquerque, New Mexico. You are also invited to join the Board of Directors and representatives of senior management at a reception beginning at 10:00 a.m. If you are unable to join us in person, you can listen to the Annual Meeting, which will be webcast through the Lockheed Martin website, http://www.lockheedmartin.com/investor.

     The Annual Meeting will begin with a report on your company’s 2004 performance followed by discussion and voting on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, please be sure your shares are voted. Your shares are represented at the meeting by returning your voting instructions in the enclosed envelope. If you plan on attending, let us know by marking the appropriate box on the Proxy Solicitation/Voting Instruction Card, or by indicating your plans when you cast your vote by internet or telephone.

     I look forward to seeing you in Albuquerque.

Sincerely,

Vance D. Coffman

LOCKHEED MARTIN CORPORATION

6801 Rockledge Drive
Bethesda, Maryland 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:30 a.m. Mountain time (Stockholder reception begins at 10:00 a.m.)

DATE	Thursday, April 28, 2005

PLACE	Sheraton Albuquerque Uptown Hotel 2600 Louisiana Boulevard NE Albuquerque, New Mexico 87110

WEBCAST	A live webcast of the Annual Meeting of Stockholders (“Annual Meeting”) will feature audio of the meeting, including management presentations, and video of presentation charts. The webcast can be accessed on the Lockheed Martin website, http://www.lockheedmartin.com/investor.

ITEMS OF BUSINESS	(1) Election of thirteen directors to serve on the Board for a one-year term ending at next year’s annual meeting;
(2) Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for this year;

(3) Management Proposal - Amendments to the 2003 Incentive Performance Award Plan;

(4) Four stockholder proposals shown and discussed in the accompanying Proxy Statement; and

(5) Consideration of any other matters which may properly come before the meeting.

RECORD DATE	Holders of Lockheed Martin Corporation common stock of record at the close of business on March 1, 2005 are entitled to vote at the meeting.

ANNUAL REPORT	The Corporation’s 2004 Annual Report, which is not part of the proxy soliciting materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the Proxy Solicitation/Voting Instruction Card sent to you. Stockholders can also vote their shares over the internet or by telephone. Instructions for internet and telephone voting are printed on the proxy card.

Lillian M. Trippett
Vice President, Corporate Secretary and
Associate General Counsel

March 18, 2005

i

GENERAL INFORMATION

Lockheed Martin Corporation is furnishing this Proxy Statement to solicit proxies on behalf of the Board of Directors of the Corporation for the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, April 28, 2005 at 10:30 a.m. Mountain time at the Sheraton Albuquerque Uptown Hotel, 2600 Louisiana Boulevard NE, Albuquerque, New Mexico, and at any adjournment or postponement thereof. Please refer to the directions to the meeting location that appear at the back of this Proxy Statement. Our principal executive office is located at 6801 Rockledge Drive, Bethesda, Maryland 20817. The Notice of the Annual Meeting, this Proxy Statement, the Proxy Solicitation/Voting Instruction Card and the enclosed Annual Report for 2004 will be sent to our stockholders commencing March 18, 2005.

Annual Meeting Admission

An admission ticket or proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification are required for admission to the meeting. A detachable admission ticket is attached to your Proxy Solicitation/Voting Instruction Card. Internet voters will be guided to a site where they will be able to print an admission ticket.

All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

“Householding” of Documents

We send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If a registered stockholder residing at an address with other registered stockholders wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact EquiServe Trust Company, N.A., Shareholder Relations, P.O. Box 43023, Providence, RI 02940-3023 or call 1-877-498-8861. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

View Future Annual Reports and Proxy Statements Online and Reduce Mailing Costs

Registered and beneficial stockholders wishing to view future Annual Reports and Proxy Statements over the internet rather than receiving copies in the mail should go online at http://www.shareholder.com/lmt/shareholder.cfm and complete the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless it is withdrawn. Withdrawal procedures are also located online at the above referenced website.

Requests for Written Copies of 2004 Annual Report

We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission (“SEC”) upon the written request of any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made by mailing Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, by calling Lockheed Martin Shareholder Direct at 1-800-568-9758 or by accessing the Lockheed Martin website at http://www.lockheedmartin.com/investor. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants including Lockheed Martin.

2006 Annual Meeting and Stockholder Proposals

Under the SEC’s Rule 14a-8, proposals of stockholders to be presented at our 2006 Annual Meeting must be received by the Secretary of the Corporation no later than November 18, 2005 to be included in the Proxy Statement and on the Proxy Solicitation/Voting Instruction

GENERAL INFORMATION

Card that will be solicited by the Board of Directors. The inclusion of any proposal will be subject to applicable rules of the SEC.

Our bylaws require advance notice of any proposal by a stockholder intended to be presented at the Annual Meeting that is not included in our notice of meeting and proxy statement or made by or at the direction of the Board of Directors, including any proposal for the nomination for election of a director. A notice of a stockholder proposal must contain specified information concerning the matter to be brought before the meeting and concerning the stockholder proponent. Any waiver by us of these requirements relating to a particular stockholder proposal will not constitute a waiver of any other stockholder proposal nor will it obligate us to waive these requirements regarding future submissions of that or any other stockholder proposal. To be properly brought before the 2006 Annual Meeting, written notice of nominations for directors or other business to be introduced by a stockholder must be received between the dates of November 18, 2005 and December 18, 2005, inclusive. A complete list of the information required to be included in a stockholder proposal may be found in Section 1.11 of our bylaws on our website at http://www.lockheedmartin.com/investor.

Corporate Governance Information

Stockholders will find information about our corporate governance practices on Lockheed Martin’s website at http://www.lockheedmartin.com/investor. Our website contains information about our Board of Directors, Board committees, copies of our bylaws and charter, Code of Ethics and Business Conduct and Corporate Governance Guidelines. Information about our insider transactions is also available on our website. Stockholders may obtain, without charge, hard copies of the above documents by writing to Lockheed Martin Investor Relations, 6801 Rockledge Drive, Bethesda, MD 20817.

How to Contact the Non-management Directors of Lockheed Martin Corporation

The Nominating and Corporate Governance Committee of the Lockheed Martin Board of Directors has created a process by which parties may communicate confidentially with the presiding director or with the non-management directors as a group. If you wish to raise a question or concern to the presiding director or the non-management directors as a group, you may do so by contacting:

Mr. James R. Ukropina
Chairman, Nominating and Corporate
Governance Committee
or
Nominating and Corporate Governance
Committee
Lockheed Martin Corporation
6801 Rockledge Drive, MP 200-10
Bethesda, MD 20817

All correspondence is reviewed by the Secretary of the Corporation. At the direction of the Board, correspondence regarding routine stockholder matters and services (e.g., stock transfer, dividends, etc.) will be resolved by the Secretary of the Corporation. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Corporation’s Ethics and Business Conduct department and handled in accordance with procedures established by the Audit and Ethics Committee with respect to such matters. All other correspondence is forwarded to the Chairman of the Nominating and Corporate Governance Committee who will determine whether full Board attention is required. Any director may at any time review a log of all correspondence received by the Corporation that is addressed to the Board and request copies of such correspondence.

VOTING INFORMATION

We are soliciting your vote on the election of directors, ratification of the appointment of the independent auditors, a management proposal to amend the 2003 Incentive Performance Award Plan and four stockholder proposals. Stockholders as of the close of business on the record date, March 1, 2005, are entitled to vote at the Annual Meeting. On March 1, 2005 there were 442,568,622 shares outstanding of Lockheed Martin’s common stock, $1.00 par value per share. Each share outstanding on the record date (including shares held through Direct Invest, our dividend reinvestment and stock purchase plan or through our employee benefit plans) is entitled to one vote on each proposal presented at the Annual Meeting. The number of shares held in your account(s) is shown on the Proxy Solicitation/Voting Instruction Card sent to you.

How to Vote

Registered stockholders may vote their proxy by internet, telephone or mail, as explained below. Doing so does not limit your right to vote at the Annual Meeting. If your shares are registered in your name, you will need the control number (or number in the shaded box) that appears on your Proxy Solicitation/Voting Instruction Card when you access the website or when you call. If your shares are held in the name of a broker, bank or other nominee, you will be provided voting instructions from the nominee.

•	INTERNET: Access the internet voting site at http://www.eproxyvote.com/lmt, 24 hours a day. Instructional screen prompts will guide you through the voting process and a confirmation of your voting selections will be required before your vote is recorded.

•	TELEPHONE: Dial toll free 1-877-779-8683, 24 hours a day (or 1-201-536-8073 toll call outside of U.S.). Voice prompts will guide you through the voting process and a confirmation of voting selections will be required before your vote is recorded.

•	PROXY SOLICITATION/VOTING INSTRUCTION CARD (“PROXY CARD”): Simply mark, date and sign the proxy card and return it to EquiServe Trust Company, N.A. in the postage-paid envelope provided. To vote in accordance with the Board of Directors’ recommendations, simply sign and date the proxy card and return it in the postage-paid envelope provided.

How to Revoke a Vote

You may revoke your vote at any time before the Annual Meeting by resubmitting your vote by internet, telephone or mail; by voting a ballot at the meeting; or by specifically revoking your vote in a letter to the Secretary of the Corporation at our principal executive office or at the Annual Meeting. Your personal attendance at the meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Voting Representation and Tabulation

A quorum, consisting of a majority of the shares outstanding and entitled to vote, is necessary to conduct the Annual Meeting, elect directors and consider the proposals on the agenda at the Annual Meeting. A quorum will be determined by the number of shares represented by persons attending the Annual Meeting and by properly executed and returned proxies. All matters to be presented at the Annual Meeting require the affirmative vote of a majority of the votes entitled to be cast at the meeting.

Votes at the Annual Meeting will be tabulated by two independent judges of election from EquiServe Trust Company, N.A. An abstention will not be counted “for” or “against” a proposal but will be counted for the purpose of determining the existence of a quorum. Because our bylaws require the affirmative vote of a majority of the votes entitled to be cast at a meeting to authorize action on any matter, abstentions have the effect of a vote against a proposal. Accordingly, votes withheld from director-nominees are tabulated as votes against the director-nominees in the election of directors’ proposal.

Under the rules of the New York Stock Exchange (“NYSE”), if your shares are held by

VOTING INFORMATION

a broker, you must give specific voting instructions to the broker on how you wish to vote with regard to the election of directors and the ratification of the appointment of independent auditors described later in this Proxy Statement, or the broker may vote your shares at his or her discretion. Conversely, the NYSE rules do not allow your broker to use his or her discretion to vote on the management proposal to amend the 2003 Incentive Performance Award Plan and the four stockholder proposals. Without specific instructions from you on how you wish to vote, a “broker non-vote” may result, which has the effect of a negative vote on these proposals.

If you hold shares through one of our defined contribution plans, you may instruct a plan fiduciary on how you wish to vote shares allocated to your account. You will receive separate information from a plan fiduciary concerning how you can instruct your plan fiduciary. If you don’t provide instructions, your shares will be voted at the applicable plan fiduciary’s discretion.

Solicitation of Proxies

Lockheed Martin pays the cost of soliciting proxies for the Annual Meeting. We solicit by mail and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. We will, upon request, reimburse them for their reasonable expenses. We have retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify related records at a fee of $45,000 plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by telephone, internet or otherwise. Stockholders are requested to return their proxies without delay.

GOVERNANCE MATTERS

Nominating and Corporate Governance Committee

Lockheed Martin’s Nominating and Corporate Governance Committee is a standing committee of the Board of Directors and its charter is available to stockholders on our website at http://www.lockheedmartin.com/investor. The Committee is independent under the listing standards of the NYSE. Its principal purposes are to recommend to the Board of Directors—

•	the composition of the Board and its committees including size and qualifications;

•	the role of the Board in the corporate governance process; and

•	compensation for the Board of Directors.

The Committee also oversees the evaluation of the Board of Directors and its committees.

Identifying and Evaluating Nominees for Directors

The Corporation’s process for identifying and evaluating candidates to be nominated to the Board of Directors starts with an evaluation of a candidate by the Chairman of the Nominating and Corporate Governance Committee followed by the Nominating and Corporate Governance Committee in its entirety and the Chief Executive Officer (“CEO”). Each year, the Committee recommends to the Board of Directors the slate of directors to serve as management’s nominees for election by the stockholders at the annual meeting. Director candidates may also be identified by stockholders. In addition, the Corporation has utilized outside search firms to suggest potential candidates.

Stockholder Nominees

Stockholder proposals for nominations to the Board should be submitted to the Nominating and Corporate Governance Committee, care of the Secretary of the Corporation at our principal executive office, 6801 Rockledge Drive, Bethesda, Maryland 20817. To be considered by the Board for nomination at the next succeeding annual meeting, nominations must be delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice of the preceding year’s Annual Meeting. For the 2006 Annual Meeting, written notice of nominations by a stockholder must be received between the dates of November 18, 2005 and December 18, 2005, inclusive. The information requirements for any stockholder proposal or nomination can be found in Section 1.11 of our bylaws, available at http://www.lockheedmartin.com/investor. A summary of the requirements can be found in the General Information section of this Proxy Statement under the heading “2006 Annual Meeting and Stockholder Proposals” on page 1. Self-nominations will not be considered. Proposed stockholder nominees will be presented to the Chairman of the Nominating and Corporate Governance Committee, who will decide if further consideration should be given to the nomination by the full Nominating and Corporate Governance Committee.

Director Qualifications

The Committee annually reviews the criteria for selection of director nominees. The Board seeks a diverse group of candidates who at a minimum possess the background, skills, expertise and time to make a significant contribution to the Board, to the Corporation and its stockholders. Criteria against which the slate of nominees have been measured include the following:

•	meets bylaw age requirement;

•	reflects highest personal and professional integrity;

•	meets NYSE independence criteria;

•	has relevant educational background;

•	has exemplary professional background;

•	has relevant past and current employment affiliation(s), Board affiliations and experience;

•	is free from conflicts of interest;

•	is technology-proficient;

•	possesses diverse background;

•	has demonstrated effectiveness;

•	possesses sound judgment;

•	has adequate time to devote to Board responsibilities;

GOVERNANCE MATTERS

•	brings diversity; and

•	represents the best interests of all stockholders.

During 2004, particular emphasis has been placed on identifying candidates with government or aerospace industry experience and/or active CEOs.

Director Independence

Each director-nominee’s independence from the Corporation is evaluated by the Nominating and Corporate Governance Committee and the Board of Directors to ensure compliance with the independence requirements of the NYSE listing standards. Our standards are as follows:

The Board believes that a director is independent if the director meets the current NYSE listing standards regarding independence and there is no relationship between the director and Lockheed Martin that would present, or appear to present, any conflict of interests to the Corporation. The Board will make determinations concerning a director’s independence based on a broad consideration of all relevant facts and circumstances.

A director is not independent if:

•	The director is, or has been within the last three years, an employee of Lockheed Martin, or an immediate family member is, or has been within the last three years, an executive officer of Lockheed Martin.

•	The director has received, or has an immediate family member who is an executive officer and has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Lockheed Martin, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	(A) The director or an immediate family member is a current partner of a firm that is Lockheed Martin’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Lockheed Martin’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Lockheed Martin’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Lockheed Martin for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues (as reported in the last completed fiscal year of such other company).

No director qualifies as independent, unless the Board affirmatively determines that the director has no material relationship with Lockheed Martin (either directly or as a partner, stockholder or officer of an organization that has a relationship with Lockheed Martin).

Under NYSE rules, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. An “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934. “Lockheed Martin” includes any subsidiary of Lockheed

GOVERNANCE MATTERS

Martin that is required to be consolidated under generally accepted accounting principles in the U.S. (GAAP).

Nominees for Election at 2005 Annual Meeting

There are 13 nominees for election to the Board of Directors in April 2005, and their biographical information is provided on page 39. Each nominee currently serves as a director. Except for Dr. Coffman and Mr. Stevens, the Nominating and Corporate Governance Committee has determined that all of the current directors and nominees are independent under the listing standards of the NYSE.

Certain Relationships and Related Transactions

The Nominating and Corporate Governance Committee and the Board of Directors considered the following relationships:

The Board determined that Mr. Stevens, an employee of the Corporation, is not independent. Similarly, Dr. Coffman is not considered independent because he retired as an employee in 2004.

The Board considered the Corporation’s provision to Mr. Augustine of office space at a location unrelated to the corporate office and an executive assistant, which were provided to him as a former Chairman and CEO of the Corporation. The Board concluded that these items do not constitute direct compensation to Mr. Augustine that would affect his independence.

The Board determined that Mr. Ralston’s employment as Vice Chairman of The Cohen Group, a consulting business that performs services to the Corporation, does not affect Mr. Ralston’s independence. In 2004, the Corporation paid The Cohen Group approximately $500,000, an amount constituting less than the greater of $1 million or two percent of The Cohen Group’s revenues in 2004.

The Board determined that Mr. Ukropina’s status as Of Counsel to O’Melveny and Myers, a law firm used by the Corporation, does not affect his independence. Mr. Ukropina, who retired from the firm in 2000, is not a partner, member or officer of the firm, nor does he provide legal services to the Corporation. The Board is further satisfied that, because Mr. Ukropina is retired and provides no active services to O’Melveny and Myers, he is independent for purposes of serving on the Audit and Ethics Committee.

The Corporation currently employs over 130,000 employees and has an active recruitment program for soliciting job applications from qualified candidates. The Corporation seeks to hire the most qualified candidates and consequently does not preclude the hiring of family members. The employment of various family members of current directors and executive officers is described below. These relationships (and 2004 cash compensation including stock options granted in 2004, where applicable) include Dr. Coffman’s son-in-law, Greg Sallee, Administrative Representative Senior ($75,000); Mr. Bennett’s son-in-law, Jeffrey D. MacLauchlan, Vice President, Financial Strategies ($273,000 in base salary and MICP and stock option awards of $197,900 and 12,000 shares, respectively); Mr. Ralston’s brother-in-law, Mark E. Dougherty, Director, Business Development Analysis ($132,800); Michael F. Camardo’s two sons-in-law, Robert Rynkar, Financial Analyst ($51,000) and John Foley, Cost Estimation Director ($128,000 and stock option award of 500 shares); and G. Thomas Marsh’s (an executive officer) brother-in-law, Larry Roubidoux, Engineering Planning Senior Manager ($131,000). In addition, Mr. Savage’s son, Mark Savage, is a Financial Analyst-Staff ($95,000 in 2005). The compensation of each family member was established in accordance with the Corporation’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. None of these individuals served as executive officers during 2004.

GOVERNANCE MATTERS

The Board also considered comments made and issues raised by others concerning the qualifications of directors. On May 11, 2004, the Secretary of the U.S. Department of Labor and certain former outside directors of Enron Corporation, including Mr. Savage, entered into a consent decree which provides, among other things, that for the five year period following entry of the decree, none of the former Enron directors will, without the consent of the Secretary of Labor, serve an ERISA-covered plan in a fiduciary capacity in the manner set forth in the decree. It is the view of the Committee that service by Mr. Savage on the board of directors of the Corporation or any of its committees is permitted by the decree.

The Committee reviewed each director-nominee’s other affiliations and relationships and found none that would affect the findings of independence in each case.

The Board of Directors ratified the slate of directors and recommends that the stockholders vote for the nomination of directors.

Corporate Governance Guidelines

The Corporation’s governance guidelines are available for viewing on our corporate website at http://www.lockheedmartin.com/investor.

COMMITTEES OF THE BOARD OF DIRECTORS

Board Committee Membership Roster

				Nominating	Strategic
	Audit		Management	and	Affairs
	and		Development and	Corporate	and
Name	Ethics	Executive	Compensation	Governance	Finance

E. C. “Pete” Aldridge, Jr.	X		X2

Nolan D. Archibald				X	X

Norman R. Augustine[4]		X1		X	X

Marcus C. Bennett		X			X

Vance D. Coffman[4]		X

James O. Ellis, Jr.				X	X

Gwendolyn S. King	X	X	X1, 2

Douglas H. McCorkindale		X	X2	X	X1

Eugene F. Murphy	X		X2	X

Joseph W. Ralston				X	X

Frank Savage			X2		X

Anne Stevens	X		X2

Robert J. Stevens		X

James R. Ukropina	X	X		X1

Douglas C. Yearley	X1, 3	X			X

Number of Meetings in 2004	8	0	7	5	3

NOTES TO TABLE:

(1)	Chairman

(2)	Member, Stock Option Subcommittee

(3)	The Board of Directors has determined that Mr. Yearley meets the Securities and Exchange Commission’s criteria of an “audit committee financial expert.” Mr. Yearley is independent under the listing standards of the NYSE.

(4)	Retiring as a director on April 28, 2005.

COMMITTEES OF THE BOARD OF DIRECTORS

Functions of Committees

The complete text of our Committee charters are contained in our bylaws which can be found under the heading “Corporate Governance” on our website at http://www.lockheedmartin.com/investor.

Audit and Ethics Committee:

•	Directly responsible for appointment, termination, compensation and retention of independent auditors;

•	Responsible for pre-approval of all audit, audit-related, tax and all other services performed by independent auditors;

•	Reviews results of independent auditors’ internal quality control procedures;

•	Reviews and assesses independent auditors’ independence; monitors lead partner rotation;

•	Reviews independent auditors’ report on critical accounting policies and practices, including alternative treatments under GAAP;

•	Reviews independent auditors’ reports on management’s assessment of internal controls over financial reporting and on the effectiveness of internal controls over financial reporting;

•	Reviews with independent auditors any audit issues and management’s response;

•	Reviews results and assessment of disclosure controls and procedures;

•	Reviews/discusses CEO and Chief Financial Officer (“CFO”) certifications for financial statements;

•	Reviews and discusses annual report, Form 10-K, Form 10-Qs, including financial statements and Management’s Discussion and Analysis;

•	Reviews and discusses quarterly/annual earnings releases;

•	Reviews risk assessments and related management policies;

•	Reviews and assesses Committee’s charter;

•	Performs annual performance evaluation of Committee;

•	Establishes procedures for hiring former employees of independent auditors;

•	Reviews qualifications and work of the Corporation’s internal audit staff, the scope of the internal audit staff’s work plan for the year, and associated resources, as appropriate, significant findings and management’s actions to address these findings;

•	Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters; and reviews any complaints received pursuant to such procedures;

•	Reviews the Corporation’s internal controls with the internal and independent auditors;

•	Monitors compliance with Code of Ethics and Business Conduct and recommends amendments to that Code;

•	Reviews and monitors environmental issues;

•	Reviews with the General Counsel status of litigation/legal matters;

•	Meets in executive session as a Committee and meets periodically in executive session with representatives of the Corporation’s independent auditors, management and internal audit department;

•	Recommends inclusion of audited consolidated financial statements in Form 10-K; and

•	Reviews correspondence relating to compliance with the Foreign Corrupt Practices Act.

Executive Committee:

•	May exercise powers in the management of our business and affairs as may be authorized by the Board of Directors, subject to applicable law.

Management Development and Compensation Committee:

•	Reviews and approves corporate goals and objectives relevant to the CEO’s compensation; evaluates the CEO’s performance; and recommends to the independent members of the Board the compensation level based on this evaluation;

COMMITTEES OF THE BOARD OF DIRECTORS

•	Reviews proposed candidates for senior officer positions and their development plans and recommends to the Board the compensation to be paid for services of senior elected officers;

•	Appraises the performance of management and fixes the compensation of all other elected officers;

•	Recommends to the Board incentive compensation plans which includes approval of the benefits provided by any bonus, supplemental, and special compensation plans, including pension, insurance, and health plans, but excluding performance-based executive compensation plans; and

•	Conducts a performance evaluation of the committee.

Stock Option Subcommittee:

•	Administers any equity or performance-based executive compensation plan and approves awards granted.

Nominating and Corporate Governance Committee:

•	Recommends to the Board nominees for election to fill any vacancy and the slate of directors to stand for election by the stockholders at the annual meeting; reviews the criteria for selection of director nominees and identifies individuals for nomination as directors;

•	Oversees the organization and function of the Board’s committees; recommends to the Board the membership of each committee and the filling of any vacancy occurring on a committee;

•	Develops and recommends to the Board corporate governance guidelines;

•	Reviews and recommends to the Board the compensation of the Board, including the nature and adequacy of director and officer indemnification and liability insurance;

•	Develops and recommends to the Board an annual self-evaluation of the Board and each of its committees; conducts a performance evaluation of the committee; and

•	The Chair is the presiding director at Board meetings while in executive sessions of the Board, or when the Chairman is ill, absent, incapacitated or otherwise unable to carry out the duties of Chairman.

Strategic Affairs and Finance Committee:

•	Reviews and recommends to the Board management’s long-term strategy, which includes the allocation of corporate resources;

•	Reviews and recommends to the Board certain strategic decisions regarding exit from existing lines of business and entry into new lines of business, acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of related transactions;

•	Reviews the allocation of corporate resources, including the relationship of activities and allocations with the long-term business objectives and strategic plans;

•	Reviews our financial condition and the status of all benefit plans and recommends to the Board proposed changes to the capital structure, including the incurrence of indebtedness and the issuance of additional equity securities; and

•	Reviews and recommends to the Board our proposed capital expenditure and contributions budgets.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit and Ethics Committee Report

We oversee Lockheed Martin’s financial reporting process and monitor compliance with its Code of Ethics and Business Conduct on behalf of the Board of Directors. All members of the Committee meet the independence requirements of the SEC and NYSE. We operate under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Corporation’s website at http://www.lockheedmartin.com/investor.

Lockheed Martin’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s outside or external auditors, Ernst & Young LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing management’s assessment of the effectiveness of the Corporation’s internal controls over financial reporting and for expressing their opinion about the effectiveness of those controls, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The Committee reviews the performance of the Corporation’s internal audit function and the qualifications of its audit personnel. We do not prepare financial statements or conduct audits.

In connection with the December 31, 2004 audited consolidated financial statements, we have:

•	reviewed and discussed with management and the independent auditors the Corporation’s internal controls over financial reporting, including a review of management’s and the independent auditors’ assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

•	reviewed and discussed with management and the independent auditors the Corporation’s audited consolidated financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Corporation, the quality of such principles and practices, and the reasonableness of significant judgments;

•	discussed with the independent auditors the items that are required to be discussed under applicable professional auditing standards and regulations, including discussions about the quality of the financial statements and clarity of the related disclosures; and

•	reviewed and considered the written disclosures in the letter received from Ernst & Young LLP, as required by Independence Standards Board Standard No. 1, including a discussion about their independence from Lockheed Martin and management.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for 2004 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2004, which is filed with the Securities and Exchange Commission. The Board approved our recommendation.

Submitted on February 23, 2005 by the Audit and Ethics Committee:

Douglas C. Yearley, Chairman E. C. “Pete” Aldridge, Jr. Gwendolyn S. King	Eugene F. Murphy Anne Stevens James R. Ukropina

Compensation Committee Interlocks and Insider Participation

Mr. Savage is a member of the Management Development and Compensation Committee. Mark Savage, Mr. Savage’s son, serves as Financial Analyst – Staff for the Corporation, at a 2005 cash compensation level of $95,000.

DIRECTORS’ COMPENSATION

Directors receive a portion of their compensation in the form of our common stock. Each director has the option to defer all cash compensation and be credited with earnings as though the cash compensation had been invested in our common stock. This approach aligns the interests of the Board with the stockholders.

During 2004, the Board held 15 meetings, and all incumbent directors attended at least 75 percent of scheduled Board of Directors and committee meetings.

The following table summarizes the compensation of our directors during 2004. Mr. Stevens and Dr. Coffman (prior to his retirement as CEO) were not compensated separately for their service as directors:

Cash retainer	$75,000

Stock retainer[1]	$75,000 in stock units, stock options or 50/50 combination thereof

Chairman of the Board retainer[2]	$500,000 on annualized basis

Committee Chairman retainer	$5,000

Deferred compensation plan[3]	Cash retainer deferrable with earnings at prime rate, S&P500 or LMT stock return

Charitable award program[4] [Participation in program limited to	$1,000,000 donation ($100,000 following director's retirement; $900,000 in 9 annual installments following director's death)
directors elected prior to 2004 Annual Meeting.]

Travel accident insurance[5].	$1,000,000

Director education institutes/activities	Reimbursed for costs and expenses

Perquisites[6]	Home computer system

NOTES TO TABLE:

(1)	Under the Lockheed Martin Corporation Directors’ Equity Plan (“Directors’ Equity Plan”), each non-employee director may elect to receive (i) a number of stock units with a value on January 15 equal to $75,000 or (ii) options to purchase a number of shares of stock, which options have an aggregate fair market value on January 15 of $75,000 or (iii) a combination of stock units with a value on January 15 equal to $37,500 and options to purchase a number of shares of stock which options have an aggregate fair market value on January 15 of $37,500. The amount a director ultimately receives will depend upon the performance of Lockheed Martin stock following the award. Except in certain circumstances, options and stock units vest on the first anniversary of grant. Upon a change in control, a director’s stock units and outstanding options become fully vested, and directors would have the right to exercise their options immediately. Upon a director’s termination of service from our Board of Directors, the vested stock units are distributed, at the director’s election, in whole shares of stock or in cash, in a lump sum or in up to ten annual installments. Prior to distribution, a director has no voting, dividend or other rights with respect to the stock units held under the plan, but receives additional stock units representing dividend equivalents (converted to stock units based on the closing market price of our common stock on the applicable dividend payment dates). Stock options are rights to purchase a specified number of shares of our common stock at an exercise price equal to 100 percent of the fair market value of the stock on the grant date. The options granted pursuant to the Directors’ Equity Plan are non-qualified stock options and have a term of ten years. A director may

DIRECTORS’ COMPENSATION

exercise the options during the ten-year term after meeting a one-year vesting requirement. A director has no voting, dividend or other stockholder rights for the shares of common stock covered by an option until he or she becomes the holder of record of those shares. The Directors’ Equity Plan was approved by the stockholders in 1999.

(2)	Dr. Coffman retired as an employee of the Corporation on September 1, 2004 and became eligible to receive an annual retainer of $500,000 as Chairman. He plans to retire from the Board on April 28, 2005. The retainer will be prorated based on the months he served as Chairman through his retirement from the Board.

(3)	The Lockheed Martin Corporation Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”) provides non-employee directors the opportunity to defer up to 100 percent of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of (i) the prime rate, (ii) the published index for the Standard & Poor’s 500 Index (with dividends reinvested) or (iii) our common stock (with dividends reinvested), at the director’s election. A participating director’s deferred fees generally will be distributed (in a lump sum or in up to 15 installments) commencing (i) the January following the year in which the director terminates service; (ii) the next January 15 or July 15 after the director terminates service; or (iii) the January 15 in the year after the director terminates service, and a specified birthday.

(4)	The Lockheed Martin Corporation Directors’ Charitable Award Plan (the “Directors’ Charitable Award Plan”), which was amended to limit participation to directors elected prior to the 2004 Annual Meeting, provides that Lockheed Martin will make donations to tax-exempt organizations previously recommended by the director up to an aggregate of $1 million for each director. The Directors’ Charitable Award Plan, amended effective April 2004, provides that $100,000 will be contributed at the time of retirement of a director; the remaining $900,000 will be contributed upon the death of the director. Directors are vested under this Plan if they have served for at least five years on the Lockheed Martin Board of Directors or their service on the Lockheed Martin Board of Directors is terminated due to death, disability or retirement. Under the terms of the Directors’ Charitable Award Plan, if there is a change in control of Lockheed Martin, all participating directors in the plan shall immediately become vested.

(5)	Each non-employee director is provided travel accident insurance up to $1 million in the event the director is involved in an accident while traveling on business related to Lockheed Martin.

(6)	Each director may elect to be provided a home computer and printer. Technical assistance and internet access are provided by the Corporation. The average cost per director is $2,710.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED
EXECUTIVE OFFICERS

The following table shows the Lockheed Martin common stock beneficially owned by and stock units credited to each named executive officer, director nominee, and all directors and executive officers as a group as of January 31, 2005. The stock beneficially owned by each director and executive officer represented less than 1 percent of the common stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the notes to this table.

Name of Individual or	Amount and Nature of
Identity of Group	Beneficial Ownership [1]
E. C. “Pete” Aldridge, Jr	3,610	[2]

Nolan D. Archibald	5,075	[2]

Norman R. Augustine	305,651	[2,3,4,5]

Marcus C. Bennett	71,416	[2,3,4]

Michael F. Camardo	360,750	[3,4,6]

Vance D. Coffman	2,089,884	[2,3]

Robert B. Coutts	354,865	[3,4,6]

James O. Ellis, Jr	1,429	[2]

Dain M. Hancock	436,206	[3,4,6]

Gwendolyn S. King	12,863	[2,5]

Douglas H. McCorkindale	17,852	[2,3,7]

Frank H. Menaker	358,505	[3,4,6]

Eugene F. Murphy	34,380	[3,5,8]

Joseph W. Ralston	3,868	[2]

Frank Savage	31,146	[2,3,5,7,9]

Albert E. Smith	206,491	[3,4,6]

Anne Stevens	10,782	[2,3,7]

Robert J. Stevens	679,522	[3,4,6]

James R. Ukropina	17,509	[2,5,7,9]

Douglas C. Yearley	16,075	[2,5,9,10]

All directors and executive officers as a group (26 individuals including those named above)	5,296,505	[11,12]

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED
EXECUTIVE OFFICERS

NOTES TO TABLE:

(1)	All amounts have been rounded to the nearest whole share.

(2)	Includes stock units under the Directors’ Equity Plan. As of January 31, 2005 each of Mrs. King and Messrs. Ukropina and Yearley have been credited with 11,210 stock units respectively; Ms. Stevens and Messrs. Aldridge, Archibald, Augustine, Bennett, Coffman, Ellis, McCorkindale, Ralston and Savage have been credited with 2,817; 3,610; 5,075; 9,017; 10,556; 907; 1,429; 3,773; 3,868; and 4,253 units, respectively. There are no voting rights associated with stock units. Units are distributed in the form of cash or stock as elected by the director.

(3)	Includes shares not currently owned but which could be acquired within 60 days following January 31, 2005 through the exercise of stock options for Messrs. Augustine, Bennett, Camardo, Coffman, Coutts, Hancock, McCorkindale, Menaker, Murphy, Savage, Smith, Stevens and Ms. Stevens in the amount of 283,600; 50,000; 271,000; 2,015,000; 275,999; 374,424; 8,550; 278,999; 27,269; 7,745; 164,999; 548,099; and 5,078 shares, respectively.

(4)	The shares shown include an approximation of the number of shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan (“Salaried Savings Plan”) as of January 31, 2005 for Messrs. Augustine, Bennett, Camardo, Coutts, Hancock, Menaker, Smith and Stevens of 711; 859; 4,270; 1,289; 382; 1,394; 1,322; and 650, respectively. Participants have voting power but do not have investment power until age 55 over shares contributed by us as matching contributions to that plan. Participants have voting and investment power over shares purchased with their own contributions or contributed by us prior to January 1, 1997 as matching contributions to the Lockheed Martin Corporation Performance Sharing Plan. Shares shown also include an approximation of the number of equivalent stock units credited to the participant’s account (if applicable) in the Lockheed Martin Corporation Supplemental Savings Plan (“Supplemental Plan”) as of January 31, 2005 for Messrs. Camardo, Coutts, Hancock, Menaker, Smith and Stevens of 6,592; 2,454; 2,807; 3,888; 2,078; and 3,238, respectively. Amounts credited to a participant’s account in the Supplemental Plan are distributed from the participant’s account in the form of cash following the participant’s termination of employment. There are no voting rights associated with stock units.

(5)	Includes stock units under the Lockheed Martin Corporation Directors’ Deferred Stock Plan (“Directors’ Deferred Stock Plan”). As of January 31, 2005 each of Mrs. King and Messrs. Murphy, Savage, Ukropina and Yearley have been credited with 1,111 stock units, and Mr. Augustine has been credited with 197 stock units. There are no voting rights associated with stock units.

(6)	The shares shown include an approximation of the number of equivalent stock units in the participant’s Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (“DMICP”) (including units credited under the Long Term Incentive Award program under the Lockheed Martin 1995 Omnibus Performance Award Plan (“Omnibus Plan”)) account as of January 31, 2005 for Messrs. Camardo, Coutts, Hancock, Menaker, Smith and Stevens of 36,928; 37,711; 21,239; 18,503; 15,340; and 48,711, respectively. There are no voting rights associated with stock units. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of January 31, 2005.

(7)	Includes stock units under the Directors’ Deferred Compensation Plan representing deferred cash compensation for Ms. Stevens and Messrs. McCorkindale, Savage and Ukropina. As of January 31, 2005 Ms. Stevens and Messrs. McCorkindale, Savage and Ukropina have been credited with 2,887; 5,529; 15,534; and 3,065 stock units, respectively. There are no voting rights associated with stock units and the stock units are distributable in the form of cash.

(8)	Includes 4,400 shares held in an irrevocable trust. Mr. Murphy does not have investment power or voting power for the shares held by the trust, but has the right at any time to reacquire all or any part of the trust principal by substituting other property of an equivalent value at the time of reacquisition.

(9)	Includes shares held in trust under the former Deferred Compensation Plan for Directors of Lockheed Corporation. Deferred amounts are distributable after a participant ceases to be a director. In the event a participant’s status as a director is involuntarily terminated other than by death, common stock in the director’s trust account will be distributed within 15 days of termination. As of January 31, 2005 Messrs. Savage, Ukropina and

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED
EXECUTIVE OFFICERS

Yearley have been credited with 2,502; 494; and 494 shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.

(10)	Shared voting and investment power.

(11)	Includes 459,830 shares of common stock not currently owned but which could be acquired by members of the group within 60 days following January 31, 2005 through the exercise of stock options; 8,619 stock units attributable to participants’ accounts in the Salaried Savings Plan as of January 31, 2005; 7,720 stock units attributable to participants’ accounts in the Supplemental Plan; and 94,198 stock units attributable to participants’ accounts in the DMICP (including units credited under the Long Term Incentive Award program under the Omnibus Plan.)

(12)	Excluding stock units that are not payable as shares of stock within 60 days of January 31, 2005, the directors and executive officers as a group beneficially own 1.20 percent of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors (and persons who own more than 10 percent of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE and with us. Based solely on our review of copies of forms we have received or written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2004, except for one Form 4 filing for each of Dr. Coffman and Mr. Marsh that was filed late to report vesting of a restricted stock grant and a DMICP deferral transaction, respectively, in each case due to an unintentional administrative oversight.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known to be a “beneficial owner” of more than five percent of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. All information shown is based on information reported on Schedule 13G filed with the SEC on the dates indicated in the notes to this table.

		Amount and Nature
		of Beneficial	Percent of Class
Name and Address of Beneficial Owner	Class of Stock	Ownership	Owned

Capital Research and Management Company[1]	Common	28,779,200	6.53%
333 South Hope Street
55th Floor
Los Angeles, California 90071

FMR Corporation[2]	Common	36,558,066	8.30%
82 Devonshire Street
Boston, Massachusetts 02109

State Street Bank and Trust Company[3]	Common	84,806,593	19.26%
One Lincoln Street
Boston, Massachusetts 02111

U.S. Trust Co., National Association[4]	Common	73,168,102	16.61%
515 S. Flower Street, #2800
Los Angeles, California 90071

NOTES TO TABLE:

(1)	As reported in Schedule 13G filed on February 9, 2005 by Capital Research and Management Company (“CRM”). CRM reported it had beneficial ownership of and sole dispositive power for 28,779,200 shares of common stock and it did not have sole or shared voting or shared dispositive power with respect to any of the shares.

(2)	As reported in Schedule 13G filed on February 14, 2005 by FMR Corporation (“FMR”). FMR reported it had beneficial ownership of, and sole dispositive power with respect to, 36,558,066 shares of common stock, sole power to vote 2,164,147 shares (0.491 percent), and shared voting or dispositive power for none of the shares. FMR’s Schedule 13G includes shares beneficially owned by Edward C. Johnson 3rd, Abigail P. Johnson, Fidelity Management & Research Company (34,363,319 shares or 7.763 percent), Fidelity Management Trust Company (1,154,594 shares or 0.262 percent), Strategic Advisers, Inc. (953 shares or 0.000 percent) and Fidelity International Limited (1,039,200 shares or 0.24 percent). FMR has not included any of the 554,052 shares (approximately 0.13 percent) for which U.S. Trust Corporation (“U.S. Trust”) has reported beneficial ownership and shared voting power as part of the 36,558,066 shares with respect to which FMR has reported beneficial ownership.

(3)	As reported in Schedule 13G filed on February 15, 2005 by State Street Bank and Trust Company (“State Street”), as amended February 17 and February 18, 2005. State Street reported it had beneficial ownership of, and shared dispositive power with respect to, 84,806,593 shares of common stock, of which 72,850,971 shares (16.54 percent) were held by it as trustee for certain Lockheed Martin employee benefit plans. State Street reported that it had sole voting power with respect to 14,432,805 shares (3.28 percent), of which 2,477,183 shares (0.562 percent) were held by it as trustee for certain Lockheed Martin employee benefit plans. State Street reported that it had shared voting power and sole dispositive power with respect to none of these shares. With respect to 70,373,788 shares of the shares for which State Street reported beneficial ownership (15.98 percent), State Street acts as co-fiduciary for certain Lockheed Martin benefit plans with U.S. Trust Company, N.A.,

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

a wholly-owned subsidiary of U.S. Trust. Both U.S. Trust and State Street have reported on their respective Schedules 13G as having beneficial ownership of these 70,373,788 shares. State Street has expressly disclaimed beneficial ownership of the shares reported on its Schedule 13G.

(4)	As reported in Schedule 13G filed on February 14, 2005 by U.S. Trust. U.S. Trust reported it had beneficial ownership of 73,168,102 shares of common stock, shared voting power with respect to 71,699,061 shares (16.28 percent), sole voting with respect to 973,407 shares (0.221 percent), sole dispositive power with respect to 1,195,490 shares (0.271 percent), and shared dispositive power with respect to 323,185 shares (0.073 percent). With respect to 70,373,788 shares of the shares reported (15.98 percent), U.S. Trust Company, N.A., a wholly-owned subsidiary of U.S. Trust, acts as co-fiduciary for certain Lockheed Martin employee benefit plans with State Street. As a result of the two institutions’ status as co-fiduciaries, both U.S. Trust and State Street have reported beneficial ownership of 70,373,788 shares of the shares reported on their respective Schedules 13G. U.S. Trust also reported beneficial ownership and shared voting power for 554,052 shares (approximately 0.13 percent) for which U.S. Trust Company, N.A. acts as co-fiduciary with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, for certain employee benefit plans sponsored by a subsidiary of the Corporation and 719,137 shares (approximately 0.163 percent) for which U.S. Trust Company, N.A. acts as co-fiduciary with Vanguard Fiduciary Trust Company for an employee benefit plan sponsored by a subsidiary of the Corporation.

STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN THROUGH 20041
LOCKHEED MARTIN, S&P 500 INDEX AND
S&P AEROSPACE & DEFENSE INDEX2

NOTES TO TABLE:

(1)	Assumes that the investment in Lockheed Martin Common Stock (“LMT”) and each index was $100 on December 31, 1999 with reinvestment of dividends.

(2)	The S&P Aerospace & Defense Index is comprised of: The Boeing Company, General Dynamics Corporation, Goodrich Corporation, Honeywell International Inc., L3 Communications, Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company, Rockwell Collins, Inc. and United Technologies Corporation.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Overview

Philosophy

Lockheed Martin’s executive compensation program has four primary goals:

•	To attract, motivate and retain talented executives;

•	To align the interests of our executives with the interests of our stockholders;

•	To ensure that the executives’ compensation package takes into account both the Corporation’s and the executive’s short-term and long-term performance; and

•	To provide an executive compensation package that is designed to be competitive with that offered to executives with similar responsibilities at other companies of comparable size, complexity and quality.

The Management Development and Compensation Committee and Stock Option Subcommittee

The Management Development and Compensation Committee and the Stock Option Subcommittee (together the “Committee”) oversee and review our executive compensation policies and programs and recommend the form and amount of compensation to be paid to executive officers. The Committee is independent and consists entirely of Board members who are neither officers nor employees of Lockheed Martin or its subsidiaries and who are independent under the listing standards of the NYSE. The Stock Option Subcommittee is responsible for approving performance-based compensation (such as employee stock options) intended to be eligible for full tax deductibility under the Internal Revenue Code (“IRC”) Section 162(m). The purposes and responsibilities of the Committee are set forth in its charter which is a part of the Corporation’s bylaws. The charter was reviewed in 2004, and is available on our website at http://www.lockheedmartin.com/investor.

During 2004, the independent members of the Board reviewed and approved the recommendations of the Committee involving the compensation of the named executive officers.

Methodology

In order to assess the competitiveness of the compensation program, the Committee reviews survey data gathered by one or more nationally recognized, independent consulting firm(s) specializing in executive compensation. Each year we examine compensation information from a group of 25 publicly held companies (referred to as the “Comparator Group”) of a size, complexity and quality similar to that of the Corporation. We make comparisons to the median compensation level of the Comparator Group using figures that have been weighted to reflect the relative size of the businesses. We use the survey data to identify competitive levels of compensation. Our process in making compensation awards to executives is subjective and we retain discretion over compensation decisions. Accordingly, the actual compensation (or any particular component of compensation) received by an executive may differ materially from the median of the Comparator Group.

The Committee retained an independent executive compensation consultant to review the executive compensation program including total direct compensation in the context of the 2004 awards. In addition, the Committee requested the independent executive compensation consultant to analyze whether the executive pay package was appropriate and within the market range (particularly as it relates to the CEO and Chief Operating Officer (“COO”)) in light of the Company’s performance. The review was based on the Comparator Group and an aerospace peer group of six large public companies consisting of The Boeing Company, General Dynamics Corporation, Honeywell International Inc., Northrop Grumman Corporation, Raytheon Company and United Technologies Corporation. The review included analysis of Long-Term

EXECUTIVE COMPENSATION

Incentive Performance (LTIP) awards and the use of restricted stock. The independent executive compensation consultant concluded that the 2004 executive pay package (relative to CEO and COO competitiveness) was appropriate and within a competitive range in light of the Corporation’s performance.

Compensation Structure

Our executive compensation structure consists of:

•	Annual compensation – includes base salary and annual incentive compensation; and

•	Long-term compensation – includes stock options and long-term incentive performance awards. The Committee has, from time to time, granted other forms of incentives including restricted stock.

Each element is described below.

Annual Compensation – Base Salary. Using Comparator Group information, we evaluate each individual executive’s base salary by reference to the median for base salary of comparable executive positions in the Comparator Group. Our senior executive base salary philosophy permits the adjustment of an individual executive’s actual base salary above or below the median of the Comparator Group upon consideration of the following:

•	Sustained high level performance;

•	Demonstrated success in meeting or exceeding key financial and other business objectives;

•	Proven ability to create stockholder value;

•	Highly developed skills and abilities critical to the success of the business unit or Corporation;

•	Experience and time in position; and

•	Consideration of compensation paid to other executives with comparable responsibilities.

Annual Compensation – Incentive. The Lockheed Martin Management Incentive Compensation Plan (“MICP”) provides an opportunity for executives to earn additional cash compensation based on the Committee’s assessment of performance measured against individual and business unit (or corporate) goals.

Each of the named executive officers is assigned a targeted percentage (ranging from 55 percent to 100 percent) of base salary determined by the level of importance and responsibility of the participant’s position in the Corporation. The target percentages are in a range that is comparable to annual incentive targets for similar positions in the Comparator Group. The amount of incentive compensation generated by the target percentage is adjusted upwards or downwards after assessment of business area and/or corporate performance, as well as an individual’s contribution to that performance. Following adjustment for business area and/or corporate and individual performance, bonuses payable under the MICP for the named executive officers can range from 0 percent to approximately 195 percent of the target bonus amount.

Business area and corporate performance is evaluated in part by comparison to the Corporation’s or business area’s long-range plan, as established at the end of the prior year. This evaluation looks at standard measures of financial performance such as orders, sales, earnings, and cash generation. In addition, contract performance, percentage of contract award fees earned, rate and dollar value of new business won, backlog, achievement of cost savings under the LM21 Program, level of profit margin and inter-company sales and earnings may also be taken into account. Non-financial performance factors such as mission success, workforce diversity and strategic initiatives are also considered. Management’s assessment of performance relative to identified criteria is reviewed with the Committee; the CEO, subject to our review and approval, recommends corresponding adjustments. Selection of criteria and weighting of the various criteria in determining adjustments is within our discretion and may vary from year to year.

EXECUTIVE COMPENSATION

In determining the adjustment for individual performance, we consider subjective criteria such as the accomplishment of individual performance goals and contributions to operational performance as well as the individual’s implementation of and adherence to our policy on ethics and standards of conduct, customer satisfaction, teamwork, and retention and development of key personnel. We retain discretion to determine the amount of actual awards, if any, and based on our assessment of performance actual awards may fall above or below the Comparator Group median.

Long-term Compensation. The Incentive Performance Award Plan (“Award Plan”) provides for stock-based or cash-based incentive awards, the ultimate value of which is based on the Corporation’s performance under specified criteria. During 2004, the Committee granted nonqualified stock options, restricted stock and LTIP Award program awards.

In making long-term compensation awards, we look at the current economic value provided under long-term awards made by members of the Comparator Group, using standard statistical valuation techniques such as the Black-Scholes methodology. Long-term compensation awards are intended to provide the recipient the opportunity to receive a competitive level of long-term compensation where the actual amount received is linked to the performance of the Corporation. Stock options link compensation to the future return of the Corporation’s stock on an absolute basis; our LTIP Award program links compensation to stockholder return on a comparative basis with the stockholder return of the Standard & Poor’s 500 Index (“S&P 500 Index”).

Stock Awards

Stock options were awarded to executive officers and a group of approximately 2,750 key personnel in 2004. All options awarded to executive officers have an exercise price equal to the closing market price of our common stock on the date of grant and are subject to a three-year vesting schedule. Information concerning the terms of stock option awards is shown in the footnotes to the table at page 30.

The competitive level of economic value determined by the Committee for the stock option component of long-term compensation is expressed as a multiple of base salary. Nevertheless, the Committee has discretion with regard to the number of options awarded to any individual executive and may adjust stock option awards to reflect performance or other factors.

To secure the commitment and retention of the key management team, the Committee awarded restricted stock grants to certain key members of management (including all of the named executive officers except Dr. Coffman, who retired on September 1, 2004). The awards, which ranged from 15,000 shares for the named Executive Officers to 50,000 shares for the former COO (currently President and CEO), generally vest over a four-year period. The grants were conditioned upon a recipient’s commitment to a non-competition agreement. Information concerning the terms of restricted stock awards is shown in the footnote to the table at page 29.

Long-Term Incentive Performance Award Program

Under the LTIP Award program, a dollar target amount (the “Target Award”) is identified for each recipient, the amount of which is within our discretion. As in the case of stock options, the competitive level of economic value for this component of long-term compensation is expressed as a multiple of base salary. At the end of a specified performance period, the actual cash award a participant would be eligible to receive may be larger or smaller than the Target Award, or no award at all, depending on the relative ranking at the end of that period of our total stockholder return to the total stockholder return of the companies in the S&P 500 Index of companies at the beginning of the performance period. Award payments may range from 0 percent to 200 percent of the Target Award. To the extent any payment is made at the end of the performance period, 50 percent is payable in

EXECUTIVE COMPENSATION

cash and 50 percent is deferred automatically as stock units that track the performance of the Corporation’s common stock for a period of two years. The allocation between the percent paid in cash and the percent deferred may be adjusted to satisfy Plan limitations. Information concerning additional terms of previous LTIP awards is shown in the footnotes to the table at page 32.

Relationship of Corporate Performance to Compensation

The Corporation achieved record performance in 2004:

•	All key financial targets in the Long Range Plan were exceeded;

•	Sales increased by 12 percent to a record level of $35.5 billion and backlog at year-end approximated $74 billion;

•	Segment profit margins improved to 8.4 percent from 7.7 percent;

•	Earnings per share were up 21 percent to $2.83; and

•	Cash from operations exceeded $2.9 billion reflecting another record level of performance.

The Corporation continued to demonstrate a high level of customer satisfaction and successful performance in operational results on existing business. The Corporation successfully competed for 13 of 15 corporate focus programs. Other operational achievements include the return to profitability on the C-130J transport aircraft, successful launch of the 74th consecutive Atlas mission, rapid integration of businesses acquired in late-2003, initiation of a new safety program resulting in a 14 percent decline in OSHA incidents and a high level of customer satisfaction as measured by award fee and mission success metrics.

The Corporation continued to make strategic progress to implement its disciplined growth philosophy through acquiring several small companies to fill strategic niches. The Corporation won prime contractor roles in ship-building and military communications domains which are new product areas for the Corporation. In addition, through its focused deployment of cash, the Corporation reduced debt by $1.1 billion, repurchased 14.7 million common shares, and announced a 14 percent increase to the dividend rate.

Lockheed Martin recorded a total stockholder return of 10 percent in 2004, compared to 11 percent for the S&P 500 Index and 16 percent for the S&P Aerospace & Defense Index. On a three-year basis, Lockheed Martin provided an average annual return of 7 percent, compared to 4 percent for the S&P 500 Index and 11 percent for the S&P Aerospace Index. Longer- term return data was more favorable. Over the past five years, Lockheed Martin’s average annual return was 22 percent, compared to –2 percent for the S&P 500 Index and 7 percent for the S&P Aerospace Index.

The Committee also considered the year’s disappointments, including loss of a significant Homeland Security contract opportunity, performance on international simulation and training contracts, an anomaly during return of the Genesis spacecraft, and litigation results.

Compensation in 2004

Consistent with its charter responsibilities, the Committee reviewed and approved Corporate goals and objectives during 2004 relevant to the CEO’s compensation. During 2004, two individuals served as CEO. Dr. Coffman stepped down as CEO on August 5, 2004 and retired as an employee on September 1, 2004. He was succeeded by Mr. Stevens, formerly President and COO. The 2004 Corporate goals and objectives, which related to the performance of both Dr. Coffman and Mr. Stevens, were tied to the achievement of the following:

•	Financial goals in the Long Range Plan;

•	Mission success;

•	Corporate focus program objectives;

•	Competitive win rates, and customer funding of existing and new programs;

•	Margin improvement;

•	Successful integration of acquisitions;

•	Compliance with Sarbanes-Oxley requirements;

EXECUTIVE COMPENSATION

•	Achievement of initial operating capability of the Lockheed Martin Center for Innovation;

•	Successful executive human resources initiatives including diversity and enterprise talent management;

•	Improved representation of minorities and females; and

•	Company-wide ethics and compliance training.

During 2004, Dr. Coffman’s base salary did not change; the Committee awarded Dr. Coffman a bonus of $2,300,000, representing a prorated award to reflect his service prior to September 1. The award recognizes Dr. Coffman’s role in the achievement of the successful financial, operational and strategic performance of the Corporation during the year 2004 as well as completion of key corporate objectives relevant to CEO’s compensation approved by the Committee in February 2004. The Committee also credited Dr. Coffman’s management skills for effecting a seamless transition during 2004 of the CEO’s responsibility and function to Mr. Stevens.

Dr. Coffman’s long-term compensation consisted of 375,000 stock options and an LTIP award with a target of $5,100,000 (with any LTIP payout prorated to reflect his service prior to September 1). The Committee made the stock option award and LTIP award at the beginning of 2004; these awards link Dr. Coffman’s future compensation directly with the future return on the Corporation’s stock. In June 2004, following the historical precedent associated with the previous retirements of the two predecessor CEOs and in anticipation of Dr. Coffman’s continued tenure as Chairman of the Board, the Committee amended Dr. Coffman’s 2004 stock option award to permit the continued vesting of the award pursuant to the original award terms following his retirement. The Committee also authorized through April 2005 continuing home computer connectivity and home security for two homes, continued access to the Corporate aircraft for business and personal use, administrative clerical support and a country club membership in addition to relocation expense reimbursement up to $50,000 for a household goods move. Following his retirement from the Board, Dr. Coffman will be entitled to receive office space and secretarial support, computer connectivity and technical support for his home offices and security for his residences.

Dr. Coffman also received a payout of $3,173,373 as the award due under the LTIP award granted in January 2002 (covering the performance period January 1, 2002 – December 31, 2004). The payment is 70 percent of the Target Award granted to Dr. Coffman for the 2002—2004 performance cycle (prorated to reflect his service prior to September 1) and represents a ranking of the Corporation’s performance in the 50th percentile of companies comprising the S&P 500 Index on January 1, 2002 based on total stockholder return during the performance cycle. The payout includes the amounts that otherwise would have been deferred had he not retired.

At the recommendation of the Strategic Affairs and Finance Committee, the Board recognized and honored Dr. Coffman’s career accomplishments through the designation of a $1.5 million grant to Iowa State University for an endowed chair in Dr. Coffman’s name.

Dr. Coffman’s total compensation, consisting of annual cash compensation and long-term compensation awarded, is expected to be at the higher level of the range of total compensation with respect to 2004 for companies included in the Comparator Group. His compensation is consistent with our philosophy (described earlier in this report), which rewards executives for sustained short-term and long-term performance, as well as taking into account experience and time in position.

During 2004, Mr. Stevens earned a base salary increase of 26 percent and a bonus of $2,300,000. The base salary increase reflects his promotion from President and COO to President and CEO. Since his promotion on August 5 to CEO, Mr. Stevens has effected the transition to his new responsibilities seamlessly. Throughout the year, he successfully led the efforts to identify senior management candidates for

EXECUTIVE COMPENSATION

certain key management assignments. The Committee credits Mr. Stevens, along with Dr. Coffman, for leading the critical execution of strategic, financial and operational objectives that resulted in record performance in 2004 (described in pages 24 through 26 of this report), most notably balanced deployment of cash, acquisitions to fill strategic niches and expansion into new and adjacent markets.

Mr. Stevens’ long-term compensation consisted of 175,000 stock options, an LTIP award with a target of $2,000,000 and a restricted stock award of 50,000 shares. These awards link Mr. Stevens’ future compensation directly with the future return on the Corporation’s stock.

Mr. Stevens also received a payout of $1,400,000 (of which $700,000 was payable in January 2005; the remaining $700,000 is not payable until January 2007) as the award due under the LTIP granted in January 2002 (covering the performance period January 1, 2002 – December 31, 2004). The payment is 70 percent of the Target Award granted to Mr. Stevens for the 2002 – 2004 performance cycle and represents a ranking of the Corporation’s performance in the 50th percentile of companies comprising the S&P 500 Index on January 1, 2002 based on total stockholder return during the performance cycle.

Mr. Stevens’ total compensation, consisting of annual cash compensation and long-term compensation awarded is expected to be at the median of the range of total compensation with respect to 2004 for companies included in the Comparator Group. His compensation is consistent with our philosophy (described earlier in this report), which rewards executives for sustained short-term and long-term performance and for total return to stockholders, as well as taking into account experience and time in position.

The Corporation continues to maintain a position as an industry leader among major aerospace and defense contractors. Key to this standing has been Dr. Coffman’s and Mr. Stevens’ leadership and demonstrated ability to effectively leverage and manage the Corporation’s sophisticated engineering, scientific and systems integration capabilities.

Both Dr. Coffman and Mr. Stevens have continued to make progress on leadership development and diversity initiatives. These programs enhance the Corporation’s ability to attract the best and the brightest talent, foster an inclusive work environment and remain an industry leader for the long term.

For purposes of determining awards for the other named executive officers, the Committee measured the Corporation’s or business area’s performance against the various financial, operational and strategic factors discussed above, with operational and financial performance as the two most significant criteria. During 2004, for purposes of awarding bonuses under the MICP, particular emphasis was placed on orders, sales, cash-flow generation, earnings per share, the record of the business area or unit in performing on existing contracts and securing new business during 2004. The total compensation for the named executive officers, consisting of annual cash compensation and long-term compensation, is expected to be at the upper level of the Comparator Group range with respect to 2004.

Executive Compensation – Tax Deductibility

For Federal income tax purposes, publicly held corporations are not permitted to deduct compensation paid to any named executive in excess of $1 million unless it is performance-based. As discussed previously, our stock option grants and LTIP awards are intended to meet the requirements for deductible performance-based compensation. We believe that the tax savings that would result from further action to reduce exposure to the $1 million limitation is of insufficient magnitude to warrant alteration to the present compensation system, which we believe is achieving our

EXECUTIVE COMPENSATION

compensation objectives and which retains our flexibility to exercise subjective judgment in assessing an executive’s performance. The Committee has concluded that approximately $3 million of the compensation that would otherwise be deductible in 2004 is not deductible on account of the $1 million limitation.

Submitted by the Management Development and Compensation Committee

and Stock Option Subcommittee:

Gwendolyn S. King, Chairman	Eugene F. Murphy
E. C. “Pete” Aldridge, Jr.	Frank Savage
Douglas H. McCorkindale	Anne Stevens

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows annual and long-term compensation awarded, earned or paid for services in all capacities to the named executive officers for the fiscal year ended December 31, 2004. Information in the “Option/SAR Grants in Last Fiscal Year” and “Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values” relate to stock options and stock appreciation rights (SARs) with respect to our Corporation.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other	Restricted	Securities		All
				Annual	Stock	Underlying	LTIP	Other
Name and Principal		Salary	Bonus	Compensation[1]	Awards[2]	Options/SARs	Payouts[3]	Compensation[4]
Position	Year	($)	($)	($)	($)	(#)	($)	($)

Vance D. Coffman[5]	2004	1,260,000	2,300,000	350,764	0	375,000	3,173,373	331,200
Chairman and Former Chief	2003	1,684,615	3,300,000	200,956	0	375,000	8,510,000	67,269
Executive Officer	2002	1,553,846	2,600,000	260,660	0	450,000	6,700,000	119,598

Robert J. Stevens	2004	1,071,442	2,300,000	69,623	2,282,000	175,000	1,400,000	97,798
President and Chief	2003	901,154	1,740,000	25,782	0	175,000	3,700,000	104,103
Executive Officer	2002	835,000	1,330,000	205,167	0	200,000	1,350,000	95,828

Dain M. Hancock[6]	2004	713,769	896,900	76,376	1,141,000	70,000	665,000	445,983
Executive Vice President	2003	655,385	784,900	119,681	0	70,000	1,572,500	49,773
Aeronautics	2002	610,385	603,600	31,680	0	80,000	1,500,000	30,842

Robert B. Coutts	2004	713,769	862,400	22,691	1,141,000	70,000	665,000	52,416
Executive Vice President	2003	655,385	753,500	19,725	0	70,000	1,572,500	52,241
Electronic Systems	2002	610,385	603,600	22,338	0	80,000	1,500,000	34,315

Frank H. Menaker	2004	741,577	721,600	30,214	684,600	65,000	560,000	29,636
Senior Vice President &	2003	688,231	664,300	33,180	0	65,000	1,387,500	30,162
General Counsel	2002	648,231	560,100	31,225	0	70,000	1,300,000	25,899

Michael F. Camardo	2004	621,538	754,000	20,642	1,141,000	60,000	595,000	33,199
Executive Vice President	2003	565,385	682,500	15,000	0	60,000	1,387,500	22,581
Information &	2002	520,385	541,100	48,701	0	65,000	1,350,000	40,642
Technology Services

Albert E. Smith[7]	2004	703,269	793,400	36,047	0	70,000	665,000	408,984
Vice President	2003	655,385	753,500	216,415	0	70,000	1,572,500	55,975
	2002	610,385	603,600	217,727	0	80,000	1,500,000	31,396

NOTES TO TABLE:

(1)       Amounts reported under the column generally represent amounts reimbursed for the payment of taxes, financial counseling fees, perquisites and other payments as explained in the footnotes accompanying certain named executive officers. In 2004, the named executive officers received perquisites including the personal use of the corporate aircraft, executive physicals, memberships, club dues, first class travel (airfare or rail), home office costs (internet/fax), excess liability and accidental death and dismemberment insurance, personal use of company car and driver, and home security systems. The cost of the perquisites furnished to each named executive officer, with the exception of Dr. Coffman, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus of that executive officer as reported in the table above. Amounts reported in 2004 for Dr. Coffman include $54,375 for the personal use of the corporate aircraft. Amounts in 2004 for corporate aircraft represent the aggregate incremental cost to the Corporation for personal use of company aircraft.

EXECUTIVE COMPENSATION

Amounts for 2003 and 2002 were previously reported and calculated in accordance with IRS guidelines for imputed income for personal use of the corporate aircraft.

(2)       On March 31, 2004 the Corporation granted shares of restricted stock to various named executive officers. The awards generally vest over a period of four years and were conditioned upon the recipient’s execution of a non-competition agreement. Restrictions on one-third of the shares will lapse on March 31, 2007 and restrictions on the remaining two-thirds will lapse on March 31, 2008. Restrictions will terminate prior to the normal vesting date upon the death, disability, layoff or retirement (following the attainment of age 65) of the named executive officer as described in the award agreement. In addition, restrictions will lapse upon a divestiture of a business operation, or a change in control, which results in the termination of employment of the named executive officer with the Corporation. Any shares on which restrictions have not lapsed will be forfeited in the event that the named executive officer terminates their employment with the Corporation for any other reason. As of December 31, 2004, the shares that remain restricted and subject to forfeiture for Messrs. Stevens, Hancock, Coutts, Menaker and Camardo have a value of $2,777,500; $1,388,750; $1,388,750; $833,250; and $1,388,750, respectively. Until the restrictions lapse, the individuals have the right to receive cash dividends on the restricted stock, the right to vote the restricted stock and will generally have the rights and privileges of a stockholder, except that they may not sell, transfer, assign, pledge, use as collateral or otherwise dispose of or encumber the restricted stock.

(3)       LTIP payouts include amounts payable in cash to participants at the end of the performance period and amounts mandatorily deferred for an additional two years, in the form of phantom stock units, which remain forfeitable upon termination of employment prior to the end of the two year deferral period, except in the case of death, disability, divestiture, or layoff or change in control. Generally, the cash and deferred portions each represent 50 percent of the 2002—2004 LTIP payout except in the case of Dr. Coffman and Mr. Smith, whose amounts were paid out entirely in cash due to their retirements. The phantom stock units are reported at the time of the LTIP payout and not at the time of vesting. The cash portion of the LTIP payout for Messrs. Stevens, Hancock, Coutts, Menaker and Camardo for the 2002 – 2004 performance period was $700,000; $332,500; $332,500; $280,000; and $297,500, respectively. The value as of December 31, 2004 for the portion of the LTIP payout mandatorily deferred as phantom stock units for the 2002 – 2004 performance period for Messrs. Stevens, Hancock, Coutts, Menaker and Camardo was $700,000; $332,500; $332,500; $280,000; and $297,500, respectively and represents 12,419; 5,899; 5,899; 4,967; and 5,278 phantom stock units, respectively. LTIP participants have the opportunity to elect further deferral of all or a part of the cash portion of the LTIP payment or the phantom stock units under the DMICP until termination of service or beyond.

(4)       Amounts include the Corporation’s 2004 contributions under the Salaried Savings Plan for Dr. Coffman and Messrs. Stevens, Hancock, Coutts, Menaker, Camardo and Smith of $6,500; $3,714; $6,500; $4,000; $3,714; $6,500; and $8,200, respectively, and the Corporation’s 2004 contributions under the Supplemental Plan for Dr. Coffman and Messrs. Stevens, Hancock, Coutts, Menaker, Camardo and Smith of $45,285; $38,951; $22,019; $24,519; $25,922; $18,331; and $19,931, respectively. Payment in 2004 of accrued and unused vacation consistent with Corporate policy for each of Dr. Coffman and Messrs. Stevens, Hancock, Coutts, Camardo and Smith totaled $279,415; $55,133; $47,464; $23,898; $8,368; and $35,853, respectively.

(5)       Dr. Coffman served as CEO until August 5, 2004. Following his retirement as an employee on September 1, 2004, Dr. Coffman was entitled to a non-employee Chairman retainer in the amount of $500,000 on an annualized basis and a non-employee director retainer in the amount of $75,000 on an annualized basis. During 2004, Dr. Coffman received in cash $166,667 for the Chairman’s retainer and $25,000 for the director retainer, which are reflected in the column “Other Annual Compensation.”

(6)       In connection with Mr. Hancock’s retirement, we entered into a personal services agreement with Mr. Hancock pursuant to which Mr. Hancock agreed to provide us with 45 days of consulting work for one year. We will pay him $370,000 on or about April 1, 2005 for his agreement to provide these services, which is reflected in the column “All Other Compensation.”

(7)       Mr. Smith served as Executive Vice President, Integrated Systems & Solutions from January 1, 2004 – June 1, 2004. Mr. Smith retired on February 1, 2005. Mr. Smith’s amounts, in the column “All Other Compensation,” include a termination payment of $345,000 paid in February 2005 in connection with a retirement agreement.

EXECUTIVE COMPENSATION

OPTION/SAR GRANTS IN LAST FISCAL YEAR 1

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 2004. These options to purchase our common stock were granted to the named executive officers under the 2003 Incentive Performance Award Plan2.

	Individual Grants
	Number of
	Securities	% of Total	Exercise
	Underlying	Options/SARs	or Base
	Options/SARs	Granted to	Price		Grant Date
Name	Granted	Employees in 2004	($/Share)	Expiration Date	Present Value ($)[3]

Vance D. Coffman	375,000	5.13	49.27	01/28/2014	5,910,000

Robert J. Stevens	175,000	2.39	49.27	01/28/2014	2,758,000

Dain M. Hancock	70,000	0.96	49.27	01/28/2014	1,103,200

Robert B. Coutts	70,000	0.96	49.27	01/28/2014	1,103,200

Frank H. Menaker	65,000	0.89	49.27	01/28/2014	1,024,400

Michael F. Camardo	60,000	0.82	49.27	01/28/2014	945,600

Albert E. Smith	70,000	0.96	49.27	01/28/2014	1,103,200

NOTES TO TABLE:

(1)       No SARs were granted in 2004 and none are outstanding.

(2)       Awards are granted at the discretion of the Stock Option Subcommittee, an independent subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. Under the January 2004 grant award agreements, options vest and become exercisable in three equal installments on the first, second and third anniversary dates following the grant. Options expire 30 days following termination of employment, except in instances following death, disability, divestiture, layoff or retirement. In the event of death or disability, all outstanding options vest immediately and will expire ten years after the date of grant (i.e., the normal expiration date of the grant). In cases of layoff, the vesting dates and term of all outstanding options is unaffected. In cases of divestiture, the vesting schedule of any unvested options will be unaffected and all outstanding options will terminate five years from the effective date of the divestiture or on the option’s normal expiration date, whichever occurs first. In cases of retirement on or after the first vesting date, the vesting dates and term of all outstanding options will be unaffected by retirement. Generally, retirement before the first vesting date results in forfeiture of the award. Dr. Coffman’s 2004 award was amended to permit continued vesting under the original award terms after his retirement as CEO. In the event of a change in control, all options vest.

(3)       The present value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate – 3.19 percent; dividend yield – 1.50 percent; volatility – 0.365; and expected option life – 5 years.

EXECUTIVE COMPENSATION

AGGREGATED OPTION/SAR1 EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END VALUES

The following table shows information for the named executive officers concerning:

(i) exercise of stock options during 2004 and

(ii) the number and values of unexercised stock options as of December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at Fiscal		In-The-Money
	Shares Acquired on	Value Realized	Year End		Options/SARs at Fiscal Year End
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Vance D. Coffman	0	0	1,765,000	625,000	20,807,625	3,467,500

Robert J. Stevens	0	0	431,433	291,667	4,269,899	1,618,168

Dain M. Hancock	0	0	327,758	116,667	6,060,708	647,268

Robert B. Coutts	0	0	229,333	116,667	2,715,257	647,268

Frank H. Menaker	0	0	235,666	108,334	1,967,989	601,036

Michael F. Camardo	0	0	231,000	100,000	2,843,175	554,800

Albert E. Smith	60,000	1,227,000	118,333	116,667	515,832	647,268

NOTE TO TABLE:

(1) There are no outstanding SARs.

EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

This table shows grants to the named executives of LTIP Awards awarded during 2004 pursuant to the Lockheed Martin Corporation 2003 Incentive Performance Award Plan1.

	Number of Shares,	Performance or	Estimated Future Payouts
	Units or Other	Other Period Until	Under Non-Stock Price-Based Plans
Name	Rights	Maturation or Payout	Threshold[2]	Target[3]	Maximum[4]

Vance D. Coffman	—	01/01/04 – 12/31/06(5)	1,275,000	5,100,000	10,200,000

Robert J. Stevens	—	01/01/04 – 12/31/06	500,000	2,000,000	4,000,000

Dain M. Hancock	—	01/01/04 – 12/31/06(6)	212,500	850,000	1,700,000

Robert B. Coutts	—	01/01/04 – 12/31/06	212,500	850,000	1,700,000

Frank H. Menaker	—	01/01/04 – 12/31/06	187,500	750,000	1,500,000

Michael F. Camardo	—	01/01/04 – 12/31/06	187,500	750,000	1,500,000

Albert E. Smith	—	01/01/04 – 12/31/06(7)	212,500	850,000	1,700,000

NOTES TO TABLE:

(1)       Awards are granted at the discretion of the Stock Option Subcommittee, an independent subcommittee of the Board of Directors made up of non-employee directors, upon the recommendation of management. Under the January 2004 grant award agreements, each award recipient was assigned a dollar target. The amount earned at the end of the three-year performance period may be more or less than the target, depending upon the Corporation’s Total Stockholder Return (“TSR”) relative to the TSR of each of the other corporations in the S&P 500 Index at the beginning of the period which continue to trade through the end of the period. At the end of the performance period, a percent (generally 50 percent) of the amount earned is payable; payment of the remaining portion of the award is deferred for two years and treated during that period as if it were invested in the Corporation’s common stock. Amounts deferred become payable on the second anniversary date of the end of the performance period. Awards are forfeited following termination of employment prior to the end of the performance period (or second anniversary of the end of the performance period in the case of the deferred portion), except in instances following death, divestiture, disability, retirement or layoff, in which case the award shall be prorated accordingly. In the event of a change in control during the performance period, the performance period shall terminate and a pro-rated portion of an award shall be paid to the participant. If a change in control occurs after the end of the performance period but before the second anniversary of the end of the performance period, the remaining portion of the award will be payable.

(2)       Assuming any payment is earned, the minimum amount payable under the plan is 25 percent of the target, payable if the Corporation’s TSR relative to the TSR performance of other corporations (adjusted to reflect the effects of company mergers during the period) in the S&P 500 Index is equal to or exceeds the 40th percentile ranking. If the Corporation’s TSR performance is below the 40th percentile ranking, the amount payable is zero.

(3)       The target award is payable under the plan if the Corporation’s TSR relative to the TSR performance of other corporations (adjusted to reflect the effects of company mergers during the period) in the S&P 500 Index is equal to or exceeds the 60th percentile ranking.

(4)       The maximum award of 200 percent of target is payable under the plan if the Corporation’s TSR relative to the TSR performance of other corporations (adjusted to reflect the effects of company mergers during the period) in the S&P 500 Index is equal to or exceeds the 85th percentile ranking.

EXECUTIVE COMPENSATION

(5)       Any potential payment will be prorated to cover the period of service prior to Dr. Coffman’s retirement on September 1, 2004.

(6)       Any potential payment will be prorated to cover the period of service prior to Mr. Hancock’s retirement on April 1, 2005.

(7)       Any potential payment will be prorated to cover the period of service prior to Mr. Smith’s retirement on February 1, 2005.

Other Benefits

The Lockheed Martin Post-Retirement Death Benefit Plan for Elected Officers provides a death benefit for retired elected officers at a level of 1.5 times the officer’s base salary at the time of retirement. During active employment, our elected officers are provided personal liability insurance coverage of $5 million and accidental death and dismemberment coverage of $1 million. Elected corporate officers are also eligible for reimbursement of financial counseling expenses up to an annual amount of 3-1/2 percent of base salary or $10,000, whichever is less.

Deferred Management Incentive Compensation Plan

The DMICP provides certain key management employees the opportunity to elect annually to defer, until termination of service or beyond, the receipt of all or a portion of incentive compensation awards under the MICP and any amounts payable as LTIP Awards. The DMICP provides that a participant may choose, at the time the MICP deferral election is made, between two accounts (the “Interest Investment Option” or the “Stock Investment Option”). Under the Stock Investment Option, earnings on deferred amounts will accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends). Under the Interest Investment Option, earnings on deferred amounts will accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standard No. 415, Deferred Compensation. The Plan was amended in 2004 to provide that amounts attributable to the Stock Investment Option will be paid in shares of our common stock. All amounts accumulated under the plan must be paid in a lump sum within 15 days following a change in control.

In October 2004, Congress passed the American Jobs Creation Act of 2004, which will affect our director and executive nonqualified deferred compensation plans. This year is a transition year for implementing the new rules, and the scope of the new law and its impact on our plans will be defined in regulatory guidance expected later this year. While much uncertainty surrounds the law, it is our intent to administer our plans in a manner that will comply with the requirements of the new law. This may mean that, in some instances involving benefits that are earned or vested after December 31, 2004, the plans will have to be administered differently from the terms of the plans pending final regulatory guidance.

Defined Contribution Plans

We sponsor a number of different defined contribution plans which cover nearly all our employees. During 2004, the Salaried Savings Plan covered the named executive officers.

The Salaried Savings Plan permits eligible employees (including the named executive officers) to make regular savings contributions on a pre-tax or after-tax basis. For the year ended December 31, 2004, participants could contribute up to 17 percent of their current base salary (maximum of 16 percent on a pre-tax basis) subject to Internal Revenue Code limitations. Employees who are at least 50 years of age are allowed to make “Catch-up Contributions” in accordance with the Internal Revenue Code. In addition, we made a matching contribution to each participant’s

EXECUTIVE COMPENSATION

account equal to 50 percent of up to the first 8 percent of compensation contributed by the participant.

All contributions to the Salaried Savings Plan are 100 percent vested. Full distribution under the Salaried Savings Plan is generally available upon the termination, layoff, retirement, disability or death of the participant.

Participants in the Salaried Savings Plan may direct the investment of employee contributions among 14 different investment options including unitized funds invested in our common stock and a self-managed brokerage account. All of our matching contribution is invested in the ESOP Stock Fund, which is in part funded by an employee stock ownership feature of the plan.

Because of Internal Revenue Code limitations on annual contributions to the Salaried Savings Plan, certain employees are not allowed to elect to contribute the maximum 17 percent of compensation otherwise permitted by the Salaried Savings Plan. The Supplemental Plan has been established for certain Salaried Savings Plan participants (including the named executive officers) affected by these limits. The investment options available under the Salaried Savings Plan, including investments in our common stock, are available under the Supplemental Plan with the exception of the self-managed account, with investments in the Supplemental Plan reflecting only bookkeeping entries rather than actual purchases of the underlying instruments. The investment elections made by a participant under the Supplemental Plan need not be the same as his or her investment elections under the Salaried Savings Plan. The Supplemental Plan provides for payment following termination of employment in a lump sum or up to 20 annual installments. All amounts accumulated and unpaid under the Supplemental Plan must be paid in a lump sum within 15 calendar days following a change in control.

Pension Plans

We sponsor a number of pension plans for employees. During 2004, the named executive officers participated in the Lockheed Martin Retirement Program (“LMRP”), which is made up of a number of component pension plans, including the:

•	Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees (the “Lockheed Plan”) which covers former Lockheed employees; and

•	Lockheed Martin Corporation Retirement Income Plan (the “Martin Plan”) which covers former Martin Marietta employees.

The calculation of retirement benefits under the LMRP is determined by a formula which takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment with the Corporation preceding retirement. Average compensation includes the employee’s normal rate of pay (without overtime), bonuses earned under the MICP and lump sum payments in lieu of a salary increase. Normal retirement age is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction at age 60. Certain employees who retire between ages 60 and 62 are eligible for supplemental payments ending at age 62.

Participants in the Lockheed or the Martin Plan will receive a pension calculated in accordance with the formula used in the LMRP for all service or if the pension benefit would be greater, in accordance with the heritage plan formula for service through June 30, 2002, plus the LMRP formula for service after that date.

The heritage plan formula for calculating pension benefits under the Lockheed Plan is similar to that used in the LMRP except that average compensation is based on the highest five consecutive years of the last ten years of employment. In addition, if an employee’s age and years of credited service equal or exceed 85, a participant can retire as early as age 55 without

EXECUTIVE COMPENSATION

reduction to the portion of the pension benefit attributable to service through June 30, 2002.

The formula for calculating pension benefits under the Martin Plan is similar to that used in the LMRP. In addition, the Martin Plan also contains Personal Pension Accounts (PPA) and Voluntary Pension Accounts (VPA) for employees who became employees of Martin Marietta as a result of the GE Aerospace business combination. These account balances are available as a lump sum at termination or can be converted to an annuity.

Certain salaried employees (including the named executive officers) also participate in nonqualified supplemental retirement plans. These supplemental plans pay benefits in excess of Internal Revenue Code limits on qualified plan benefits or in some instances in accordance with a grandfathered or special pension formula. The supplemental plans generally pay benefits at the same time and in the same form as benefits are paid under the LMRP, although lump sum payments are available under some supplemental plans. The supplemental Plans provide that the actuarial equivalent of a participant’s accrued benefit be paid in a lump sum within 15 days following a change in control.

As of December 31, 2004, the estimated annual benefits payable upon retirement at age 65 for the individuals named in the compensation table (except Dr. Coffman), based on continued employment at current compensation, are as follows: Mr. Stevens $1,200,297; Mr. Hancock $828,279; Mr. Coutts $1,103,484; Mr. Camardo $884,133; Mr. Menaker $802,009; and Mr. Smith $618,117. These amounts (as do the amounts shown on the tables) include benefits payable under the supplemental plans. Dr. Coffman’s accrued annual benefit as of his retirement date, including benefits payable under the supplemental plans, was $2,591,856. The years of credited service as of December 31, 2004 for Dr. Coffman and Messrs. Stevens, Hancock, Coutts, Camardo, Menaker and Smith were 37 years, 17 years, 37 years, 32 years, 40 years, 33 years and 17 years, respectively.

For Messrs. Stevens, Hancock, Coutts, Camardo and Smith, the LMRP formula for all service yields the greater projected benefit. For Dr. Coffman, the LMRP formula for all service also yielded the greater benefit. In addition to the LMRP determined benefit, Mr. Coutts and Mr. Camardo will receive the value of contributions they made prior to January 1, 1995 in the form of a lump sum or a five year certain life annuity. Based on current interest rates, the annual payment under the five-year certain life annuity beginning at age 65 is projected to be $5,867 for Mr. Coutts and $5,138 for Mr. Camardo. For Mr. Menaker, the greater projected benefit would be based on a special grandfathered formula under the Martin Plan for all service.

As of his expected retirement in March 2005, Mr. Hancock will have an estimated accrued annual benefit of $749,580 payable as a single life annuity, including an estimated accrued annual qualified benefit of $105,750 and an estimated accrued annual nonqualified benefit, including benefits accrued after December 31, 2004, of $643,830. Mr. Hancock has elected to receive the qualified benefit in the form of a monthly annuity that would continue to be paid to his spouse as a joint annuitant in the event he predeceases his spouse. The estimated qualified annuity payable to Mr. Hancock, in the form of a 100 percent joint and survivor annuity effective April 1, 2005, is $83,436 annually. Mr. Hancock elected to receive a portion of the nonqualified benefit as a one-time lump-sum payment. The amount of this lump-sum payment, payable on October 1, 2005, is $2,000,000. The remaining nonqualified benefit will be paid to Mr. Hancock in the form of a 100 percent joint and survivor annuity, effective April 1, 2005. The estimated remaining annual nonqualified benefit payable to Mr. Hancock, after reduction due to the aforementioned lump-sum payment, is $377,545. The interest rate used to calculate the estimated payment amounts was 4.0 percent. The actual interest rate in effect at the time of his retirement will be used in the final calculation of the benefit payable to Mr. Hancock.

EXECUTIVE COMPENSATION

Lump sum payments are calculated as an actuarial equivalent based upon the interest rate used by the Pension Benefit Guarantee Corporation to determine the present value on an immediate lump-sum distribution on termination of a pension plan, as in effect on the first day of the month of termination of employment plus one percent, and the 1983 Group Annuity Mortality Table with gender distinction.

The amounts listed on the table below are not subject to any deduction for Social Security benefits or other offsets and are computed as single life annuities. The pension table shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the LMRP.

Maximum Annual Benefit Payable Upon Normal Retirement
Lockheed Martin Retirement Program1

3-Year Average	15 Years of	20 Years of	25 Years of	30 Years of	40 Years of	45 Years of
Compensation	Service	Service	Service	Service	Service	Service

$ 100,000	21,727	29,032	36,337	43,642	58,635	63,450
150,000	32,977	44,032	55,087	66,142	88,635	97,200
200,000	44,227	59,032	73,837	88,642	118,635	130,950
300,000	66,727	89,032	111,337	133,642	178,635	198,450
400,000	89,227	119,032	148,837	178,642	238,635	265,950
500,000	111,727	149,032	186,337	223,642	298,635	333,450
600,000	134,227	179,032	223,837	268,642	358,635	400,950
700,000	156,727	209,032	261,337	313,642	418,635	468,450
800,000	179,227	239,032	298,837	358,642	478,635	535,950
900,000	201,727	269,032	336,337	403,642	538,635	603,450
1,000,000	224,227	299,032	373,837	448,642	598,635	670,950
1,200,000	269,227	359,032	448,837	538,642	718,635	805,950
1,400,000	314,227	419,032	523,837	628,642	838,635	940,950
1,600,000	359,227	479,032	598,837	718,642	958,635	1,075,950
1,800,000	404,227	539,032	673,837	808,642	1,078,635	1,210,950
2,000,000	449,227	599,032	748,837	898,642	1,198,635	1,345,950
2,500,000	561,727	749,032	936,337	1,123,642	1,498,635	1,683,450
3,000,000	674,227	899,032	1,123,837	1,348,642	1,798,635	2,020,950
3,500,000	786,727	1,049,032	1,311,337	1,573,642	2,098,635	2,358,450
4,000,000	899,227	1,199,032	1,498,837	1,798,642	2,398,635	2,695,950
4,500,000	1,011,727	1,349,032	1,686,337	2,023,642	2,698,635	3,033,450

NOTE TO TABLE:

(1)       All figures listed in the chart above are benefits payable under the greater of the Lockheed Martin Retirement Program, the Lockheed Martin Retirement Income Plan, or the Lockheed Martin Retirement Plan for Certain Salaried Employees.

EXECUTIVE COMPENSATION

Other Nonqualified Benefits Payable to Chairman and Former
Chief Executive Officer In Connection With Retirement

As a result of his retirement on September 1, 2004, certain non-qualified benefits became payable to Dr. Coffman. With respect to pension benefits, Dr. Coffman had an accrued annual benefit as of his retirement date, of $2,591,856 payable as a single life annuity, including an accrued annual benefit of $110,940 under the qualified pension plan and an accrued annual benefit from the supplemental non-qualified plan of $2,480,916. Dr. Coffman elected to receive the qualified benefit in the form of a monthly annuity that would continue to be paid to his spouse as a joint annuitant in the event he predeceases his spouse. The qualified annuity payable to Dr. Coffman, in the form of a 100 percent joint and survivor annuity effective September 1, 2004, is $87,187 annually. Dr. Coffman elected to receive the supplemental non-qualified benefit as a one-time lump-sum payment. The amount of this lump-sum payment, paid on March 1, 2005, is $31,510,117. The interest rate used to calculate the lump-sum payment to Dr. Coffman was 4.5 percent.

Dr. Coffman received a payment of his account balance in the DMICP in accordance with plan terms following retirement in the amount of $31,571,060. This represents bonus and LTIP payments voluntarily and mandatorily deferred in prior years plus the amount accrued as earnings on deferred amounts. During his tenure as a named executive officer, the deferred bonus amounts and LTIP amounts credited to his DMICP balance previously were included under the “Bonus” and “LTIP Payouts” columns, respectively, of the Summary Compensation Table in the proxy for the year the bonus or LTIP were earned and deferred. He also received the first annual installment of his account balance in the Non-qualified Supplemental Savings Plan following retirement in accordance with the terms of that plan. The balance in this plan at his retirement was $1,761,144 and will be paid out in five annual installments. This represents salary deferred and company match from periods prior to retirement plus earnings. The deferred salary and match also were included during his tenure as a named executive officer in the proxy statement for the year the salary and match were earned and deferred (including in 2004) under the “Salary” and “All Other Compensation” columns, respectively, of the Summary Compensation Table. If LTIP payments are made with respect to the performance periods ranging from 1/1/2003 – 12/31/2005 and 1/1/2004 – 12/31/2006, he will be eligible for prorated payments, the amount of which cannot be predicted at this time.

Upon his retirement as a director on April 28, 2005, Dr. Coffman will become eligible to receive in the form of ten annual cash installments his account balance of $163,339 as of January 31, 2005 in the Directors’ Deferred Compensation Plan. This balance is attributable to an amount credited to him following the termination of the Lockheed Martin Directors’ Retirement Plan and directors’ death benefit in 1999. Dr. Coffman’s account balance, which earns interest at the prime rate, is subject to the same investment and distribution choices as are available for other cash compensation deferred under the Directors’ Deferred Compensation Plan.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Lockheed Martin’s equity compensation plans that authorize the issuance of shares of Lockheed Martin common stock to employees and directors. The information is provided as of December 31, 2004.

	(a)	(b)	(c)
Number of
securities
remaining available
for future issuance
	Number of securities		under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding options,	outstanding	securities
	warrants and rights	options, warrants	reflected in column
Plan category	(#)	and rights ($)	(a)) (#)

Equity compensation plans approved by security holders[1,2,3,4,6]	37,220,970	$44.78	15,662,958

Equity compensation plans not approved by security holders [5]	1,523,675	—	3,476,325

Total [4,5,6]	38,744,645	$44.78	19,139,283

NOTES TO TABLE:

(1)       Amounts include the Award Plan, the former Omnibus Plan and the Directors’ Equity Plan, all of which have been approved by the stockholders of the Corporation. Management has proposed amendments to the Award Plan which, if adopted, would change the information provided in the table above and the footnotes to the table.

(2)       As of December 31, 2004 there were 14,737,500 shares available for grant under the Award Plan as options, stock appreciation rights, restricted stock or stock units; there are no restrictions on the number of the available shares that may be issued in respect of stock appreciation rights or stock units. As currently in effect, no more than 18 percent of shares authorized under the Award Plan (4,050,000 shares) may be issued as restricted stock. As of December 31, 2004, 615,000 shares have been granted as restricted stock under the Award Plan. Of the 14,737,500 shares available for grant on December 31, 2004, 6,404,650 shares are issuable pursuant to options granted on January 31, 2005. Amounts in column (c) also include 919,483 shares that may be issued under the Directors’ Equity Plan and 5,975 shares that may be issued under the Directors’ Deferred Stock Plan, a plan that was approved by the stockholders in 1995; effective May 1, 1999 no additional shares may be awarded under the Directors’ Deferred Stock Plan. Stock units payable in cash only under the Award Plan, former Omnibus Plan or other plans sponsored by Lockheed Martin are not included in the table.

(3)       Under the Directors’ Equity Plan, each director may elect to receive stock units, options or a combination of stock units and options with a fair market value on January 15 equal to $75,000.

(4)       Amounts exclude options granted under equity compensation plans that were subsequently assumed by the Corporation. Options issued by COMSAT Corporation were assumed as part of the completion of the Corporation’s acquisition of COMSAT in 2000. At December 31, 2004 a total of 602,351 shares of Lockheed Martin common stock were issuable upon the exercise of the assumed options that remain outstanding. The weighted average exercise price of those outstanding options was $23.90 per share. The amounts also exclude 5,353 stock grants held in a trust pursuant to the Deferred Compensation Plan for Directors of Lockheed Corporation. No further grants may be made under the assumed plans.

(5)       The DMICP was approved by the stockholders in 1996. As adopted originally, phantom stock units were credited to a participant’s account and paid in cash upon termination or retirement. The DMICP was amended by the Board of Directors in 2004 to provide for the payment of phantom stock units in

EXECUTIVE COMPENSATION

stock upon termination or retirement. Since the phantom stock units settle in stock upon termination or retirement, there is no weighted average exercise price for the units. As a result, the phantom stock units also were not considered in calculating the total weighted-average exercise price in column (b).

(6)       The maximum number of shares of stock that may be subject to stock options, stock appreciation rights, restricted stock and stock units granted or issued under the Award Plan in any calendar year is 1.9 percent of the Corporation’s outstanding shares of stock on December 31 of the calendar year immediately preceding the date of grant of the award, calculated in a manner consistent with the method for calculating outstanding shares for reporting the Corporation’s Annual Report on Form 10-K.

PROPOSALS YOU MAY VOTE ON

ELECTION OF DIRECTORS
(Proposal # 1 on Proxy Card)

There are 13 nominees for election to the Board of Directors this year, and their biographical information is provided below. Each nominee is currently serving as a director.

Dr. Coffman and Mr. Augustine will retire from the Board effective April 28, 2005.

Directors are expected to attend the Annual Meeting. All directors nominated for election at the 2004 Annual Meeting attended the 2004 Annual Meeting. Mr. Ellis was elected to the Board in November 2004. All directors are elected to a one-year annual term that will end at the 2006 Annual Meeting. If any of the nominees are unable to stand for reelection at the 2005 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxies may vote for the substitute nominee or refrain from voting for any other nominee at their discretion. If any other matters come before the stockholders at the Annual Meeting, the persons holding the proxies will vote in their discretion the shares represented by proxy. Directors’ ages are as of the 2005 Annual Meeting.

The Board unanimously recommends a vote FOR each of the director-nominees.

Nominees

E. C. “Pete” Aldridge, Jr.
Director since June 2003
Age 66

Named by President Bush to Chair the President’s Commission on the Implementation of the U.S. Space Exploration Vision, January 2004; Under Secretary of Defense (Acquisition, Technology, and Logistics) from May 2001 until his retirement in May 2003. President and Chief Executive Officer of The Aerospace Corporation from March 1992 until May 2001; President of the McDonnell Douglas Electronic Systems Company from December 1988 until March 1992; Secretary of the Air Force from June 1986 until December 1988; and Under Secretary of the Air Force from 1981 until 1986. Director of United Industrial Corp. from 1993 to 2001; director of Global Crossing Ltd. and Alion Science and Technology.

PROPOSALS YOU MAY VOTE ON

Nolan D. Archibald
Director since April 2002
Age 61

Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation since 1986, President of The Black & Decker Corporation since 1985, and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Held various management positions at Beatrice Companies, Inc., from 1977 to 1985, including Senior Vice President and President of the Consumer & Commercial Products Group; director of The Black & Decker Corporation and Brunswick Corporation.

Marcus C. Bennett
Director since March 1995
Age 69

Executive Vice President and Chief Financial Officer of Lockheed Martin from July 1996 until his retirement in January 1999, Senior Vice President and Chief Financial Officer of Lockheed Martin from March 1995 to July 1996; Vice President and Chief Financial Officer of Martin Marietta from 1988 to 1995; director of Martin Marietta from 1993 to 1995; director of Carpenter Technology, Inc. from 1998 to 2001; director of Martin Marietta Materials, Inc.

James O. Ellis, Jr.
Director since November 2004
Age 57

Retired from active duty in July 2004. Admiral and Commander, United States Strategic Command, Offut Air Force Base, Nebraska from October 2002 until July 2004. Commander in Chief, United States Strategic Command from November 2001 to September 2002. Commander in Chief, U.S. Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000. Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998. Director of America First Companies since January 2005.

Gwendolyn S. King
Director since March 1995
Age 64

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service. Founding Partner, The Directors’ Council, a corporate board search firm, since October 2003; Senior Vice President of Corporate and Public Affairs of PECO Energy Company (formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Martin Marietta from 1992 to 1995; director of Pharmacia from 1999 to 2003; director of Monsanto Company and Marsh and McLennan Companies, Inc.

PROPOSALS YOU MAY VOTE ON

Douglas H. McCorkindale
Director since April 2001
Age 65

Chairman of Gannett Co., Inc. (“Gannett”) since February 1, 2001, Chief Executive Officer of Gannett since June 1, 2000, President of Gannett since 1997, Vice Chairman of Gannett from 1984 to January 31, 2001, Chief Financial Officer of Gannett from 1979 to 1997, Chief Administrative Officer of Gannett from 1985 to 1997; director of Global Crossing Ltd. from 1997 to 2001; director of Gannett, Continental Airlines, Inc. and a director or trustee of numerous Mutual Funds in the Prudential Group of Newark, NJ.

Eugene F. Murphy
Director since March 1995
Age 69

Vice Chairman and Executive Officer of General Electric Company from September 1997 until his retirement in July 1999, President and Chief Executive Officer of GE Aircraft Engines from 1993 to September 1997, President and Chief Executive Officer of GE Aerospace from 1992 to 1993, Senior Vice President of GE Communications & Services from 1986 to 1992; director of Martin Marietta from 1993 to 1995; director of General Electric Company from 1997 to 1999; director of BellSouth Corporation from 1999 to 2004.

Joseph W. Ralston
Director since April 2003
Age 61

Vice Chairman of The Cohen Group, Washington, D.C. since March 2003. Retired from active duty on March 1, 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 until January 2003. Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 – April 2000; since 1965, served in operational command at squadron, wing, numbered air force and major command, as well as various staff and management positions at every level of the Air Force; director of The Timken Company and URS Corporation.

Frank Savage
Director since March 1995
Age 66

Chief Executive Officer of Savage Holdings LLC since August 2001; Chairman of Alliance Capital Management International, a division of Alliance Capital Management LP, an investment management company from 1993 to July 31, 2001; Senior Vice President of The Equitable Life Assurance Society of the United States from 1987 to 1996; Chairman of the Board of Equitable Capital Management Corporation from 1992 to 1993, Vice Chairman of the Board of Equitable Capital Management Corporation from 1986 to 1992; trustee of Johns Hopkins University; former trustee and Chairman of the Board of Trustees of Howard University; director of Lockheed Corporation from 1990 to 1995; director of Enron Corporation from 1999 to 2002; former director of Alliance Capital Management L.P. and Qualcomm Inc.

PROPOSALS YOU MAY VOTE ON

Anne Stevens
Director since September 2002
Age 56

Group Vice President, Canada, Mexico and South America, Ford Motor Company since October 2003, Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003, Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Held various management positions at Ford Motor Company from 1990 up to the present, including executive director in Vehicle Operations in North America. Held various engineering, manufacturing and marketing positions at Exxon Chemical Co. before joining Ford. Member of the National Academy of Engineering and Trustee of Drexel University.

Robert J. Stevens
Director since October 2000
Age 53

Chief Executive Officer of Lockheed Martin since August 2004, President of Lockheed Martin since October 23, 2000, Chief Operating Officer of Lockheed Martin from October 2000 to August 2004, Executive Vice President and Chief Financial Officer of Lockheed Martin from October 1999 to March 2001, Vice President of Strategic Development of Lockheed Martin from November 1998 to October 1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environment Sector from January 1998 to June 1999; President of Lockheed Martin Air Traffic Management Division from June 1996 through January 1998; Executive Vice President and Senior Vice President and Chief Financial Officer of Air Traffic Management from December 1993 to May 1996; General Manager of Loral Systems Manufacturing Company from 1987 to 1993; director of Monsanto Company.

James R. Ukropina
Director since March 1995
Age 67

Chief Executive Officer, Directions, LLC; Partner of O’Melveny & Myers LLP from 1992 – 2000; member of the Board of Trustees of Stanford University from 1990 to 2000; director of Lockheed from 1988 to 1995; director of Pacific Life Insurance Company and Indymac Bancorp, Inc.

Douglas C. Yearley
Director since March 1995
Age 69

Chairman Emeritus of the Board of Phelps Dodge Corporation (“Phelps Dodge”), Chairman of the Board of Phelps Dodge from 1989 until his retirement in May 2000, Chief Executive Officer of Phelps Dodge from 1989 to 1999, President of Phelps Dodge from 1991 to 1997, Executive Vice President of Phelps Dodge from 1987 to 1989, President of Phelps Dodge Industries, a division of Phelps Dodge, from 1988 to 1990, Senior Vice President of Phelps Dodge from 1982 to 1986; director of Phelps Dodge Corporation from 1986 to 2000; director of Lockheed from 1990 to 1995, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York from 1993 to

PROPOSALS YOU MAY VOTE ON

2000, Southern Peru Copper Corporation from 1991 to 2000, USX Corporation from 1992 to 2001; director of United States Steel Corporation, Marathon Oil Corporation and Heidrick and Struggles International, Inc. The Board of Directors has determined that Mr. Yearley meets the SEC’s criteria of an “audit committee financial expert.”

We recommend that you vote FOR the election of these directors.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
(Proposal #2 on Proxy Card)

The Audit and Ethics Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors to audit our books, records, and accounts for the year ending December 31, 2005. Ernst & Young LLP served as our independent public accountants in 2004. The services provided to the Corporation by Ernst & Young LLP for the last fiscal year are described under the caption “Fees Paid to Independent Auditors” below. Stockholder approval of the appointment is not required. The Board believes that obtaining stockholder ratification of the appointment is a sound governance practice.

Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as independent auditors in 2005.

Pre-Approval of Audit Services

The Audit and Ethics Committee pre-approves all audit, audit-related, tax and other services performed by the independent auditor. The Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has been pre-approved, the Committee must approve that specific service before the independent auditor may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Committee. The Committee may delegate to one or more of its members pre-approval authority with respect to permitted services provided that the member must report any pre-approval decisions to the Committee at its next scheduled meeting.

PROPOSALS YOU MAY VOTE ON

Fees Paid to Independent Auditors

The following table presents the fees billed by Ernst & Young LLP, an independent registered public accounting firm, for audit, audit-related services, tax services and all other services rendered for 2004 and 2003.

Ernst & Young Fees	2004	2003

Audit Fees[1].	$14,800,000	$8,300,000
Audit-Related Fees[2]	$1,400,000	$1,300,000
Tax Fees[3]	$6,500,000	$5,400,000
All Other Fees[4]	$1,000,000	$1,800,000

NOTES TO TABLE:

(1) Audit fees principally include the annual audit of the consolidated financial statements, audit of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2) Audit-related fees principally include employee benefit plan audits and services related to acquisitions and divestitures.

(3) Tax fees principally include expatriate tax services, tax compliance services for foreign subsidiaries, and domestic tax advisory services related to state and local tax services, export sales, and other tax matters.

(4) All other fees principally include government contracting services.

All fees were pre-approved in accordance with the Audit and Ethics Committee pre-approval policy. The Audit and Ethics Committee considered and concluded that the provision of those services by Ernst & Young LLP was compatible with the maintenance of the auditor’s independence in conducting its auditing functions.

PROPOSALS YOU MAY VOTE ON

MANAGEMENT PROPOSAL – AMENDMENTS TO
2003 INCENTIVE PERFORMANCE AWARD PLAN
(Proposal #3 on Proxy Card)

Share-based and cash-based incentive awards have been a significant component of Lockheed Martin’s management compensation since 1995. In 2003, the Board of Directors adopted and our stockholders approved the Lockheed Martin Corporation 2003 Incentive Performance Award Plan (“IPA Plan” or “Plan”).

We are proposing to amend the IPA Plan for a number of reasons. These reasons include our desire to:

•	enhance flexibility in structuring long-term incentive compensation packages based on a mix of different types of share-based and cash-based incentives to better attract, retain and motivate key employees;

•	consider varying the mix of share-based incentives to reflect recent changes in the accounting for stock options and the higher dilution associated with stock options when compared to comparable restricted stock or stock unit incentives and to take into account the differing treatment of various types of share-based incentives under U.S. government cost accounting principles;

•	ensure that sufficient shares are available under the Plan for share-based incentives for a number of years; and

•	clarify provisions in the existing Plan to address the tax treatment of various types of awards under the Plan in light of recent changes in the U.S. tax laws.

The principal features of the IPA Plan as it exists today and as it is proposed to be amended are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the IPA Plan as it is proposed to be amended and restated is included in Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the IPA Plan. You are urged to read the IPA Plan as it is proposed to be amended and restated in its entirety.

IPA PLAN AMENDMENT HIGHLIGHTS

The IPA Plan authorizes an independent committee of the Board of Directors (the “Committee”) to award stock options, restricted stock, stock appreciation rights (“SARs”), stock units and cash-based performance awards to key employees for the purpose of attracting, motivating, retaining and rewarding talented and experienced employees. The highlights of the proposed amendments to the Plan (each of which is described below under the heading “Summary of the IPA Plan and Proposed Amendments” and in the attached plan document) include:

•	Increase in Shares Authorized: We propose to increase the aggregate number of shares of our stock available under the Plan by 12,000,000 from 22,500,000 to 34,500,000.

As of the date of this Proxy Statement there were 8,344,921 shares available for future share-based awards under the Plan. By increasing the number of shares available under the Plan, we believe we will to have the flexibility to provide appropriate equity incentives for a number of years based on the nature of our existing business and the size of our existing workforce.

The market value of the 8,344,921 shares available for future share-based awards under the Plan was $496,522,800 based on the closing price for Lockheed Martin common stock on the NYSE as of March 1, 2005. If the amendments to the Plan are approved, the market value of the 20,344,921 shares available for future share-based

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awards under the Plan would have been $1,210,522,800 based on the closing price for Lockheed Martin common stock on the NYSE on the same date.

•	Changes to Annual Share Limit for Stock-Based Awards: We propose to decrease the annual limit on the maximum number of shares of our stock that may be subject to share-based awards in any given year from 1.9 percent to 1.6 percent of our outstanding shares as of the preceding December 31. We also propose to amend the Plan to make it clear that the maximum number of shares of our stock subject to share-based awards is calculated based on the number of shares reported as outstanding at year end in our Annual Report on Form 10-K or our Annual Report to Shareholders.

•	Increase in Shares Available for Restricted Stock Awards: We propose to increase the maximum number of shares available for restricted stock awards under the Plan from 18 percent to 28 percent of the total shares reserved for issuance under the Plan for all share-based awards. This amendment, together with the amendment to increase the shares authorized under the Plan, would increase the maximum number of shares available for restricted stock awards from 4,050,000 (18 percent of 22,500,000, the number of shares authorized in 2003) to 9,660,000 (28 percent of 34,500,000, the number of shares contemplated by the proposed amendment to the Plan).

By increasing the number of shares available for restricted stock awards under the Plan, the Committee will have more flexibility to vary the total mix of share-based awards under the Plan. We believe this flexibility will allow the Committee to take into account the effect that different types of share-based awards have on the Corporation’s earnings, the different treatment of stock options (which are not allowable costs and therefore are not reimbursable) and restricted stock awards (which may be allowable costs and therefore may be reimbursable) under U.S. government cost accounting principles, and the dilution associated with different types of share-based awards that provide comparable incentives to employees.

•	Change in Performance Goals: We propose to change the performance goals specified in the Plan to delete return on equity and replace it with return on invested capital. This change reflects our Board’s and management’s focus on return on invested capital as an important measure of how the Corporation is deploying its resources and managing its business.

•	Adjustments to Performance Goals: We propose to clarify those circumstances in which the Committee may adjust the Performance Goals and/or performance targets to take into account not only extraordinary gains and losses under generally accepted accounting principles in the United States, but also other events that affect the Corporation and its financial statements even if they do not meet the technical accounting definition of an extraordinary gain or loss. Under all situations, however, the Committee will be required to specify the adjustment at the time the award is made. We believe this amendment will give the Committee more flexibility in selecting Performance Goals and/or performance targets that reflect those items that management has the ability to influence while still satisfying the requirements of Internal Revenue Code Section 162(m) for performance-based compensation.

•	Credit for Dividends on Awards Granted as Stock Units: The Plan provides the Committee with the ability to make awards in the form of stock units payable in either cash or shares of

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our stock. The Plan currently provides, at the discretion of the Committee, for the crediting of additional stock units when dividends are declared on our stock. We propose to give the Committee discretion to make an immediate cash payment equal to the dividends declared on our stock to holders of stock units instead of crediting additional stock units.

•	Interpretation of Plan Consistent with the New IRS Deferred Compensation Rules: The Internal Revenue Code was amended in 2004 to add a 20 percent additional tax and impose interest penalties on “deferred” compensation that does not satisfy specifically enumerated conditions. We propose to amend the Plan to make it clear that it is the Corporation’s intent that all awards satisfy the requirements of these new deferred compensation rules and, with respect to future awards, to limit the provisions in the Plan that provide acceleration of benefits in the event of a change in control if the acceleration of benefits would trigger any adverse tax consequences under these new rules.

HIGHLIGHTS OF CERTAIN
CONTINUING PROVISIONS OF THE IPA PLAN

•	No Discount Stock Options: The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of our stock on the date of grant.

•	No Repricing of Stock Options: The Plan prohibits the repricing of stock options either by amendment of an award agreement or by substitution of a new option award at a lower price.

•	Material Amendments to the Plan Require Stockholder Approval: The Plan states that a material amendment to the Plan will not be effective unless approved by our stockholders. The Plan defines those items that are deemed to be material amendments.

•	Independent Committee Administration: The Plan is administered by a committee of the Board whose members satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the “outside director” requirement of Code Section 162(m).

SUMMARY OF THE IPA PLAN AND PROPOSED AMENDMENTS

ELIGIBILITY

Awards under the Plan may be granted to officers and other key salaried employees of Lockheed Martin and its subsidiaries. All officers of Lockheed Martin (one of whom also is a director of Lockheed Martin) are among those eligible to receive awards.

The number of key salaried employees of Lockheed Martin and its subsidiaries eligible to receive awards in any given year is subject to the discretion of the Committee and has not been determined at this time. In 2004, awards were made to 2,758 employees; a total of 2,672 employees and former employees currently are participants in the Plan. In addition, neither the employees who are to receive future awards, the number of awards that will be granted to any employee or group of employees, nor the amounts to be payable with respect to such awards have been determined at this time. The Plan will remain in existence as to all outstanding awards until all awards are either exercised or terminated; however, no award can be made after February 28, 2013.

TYPES OF AWARDS

The Plan authorizes awards in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, stock units or cash-based incentive awards, such as performance units. Awards may be granted singly or in combination

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with other awards, consistent with the terms of the Plan.

Stock Options: Stock options are rights to purchase a specified number of shares of Lockheed Martin common stock at an exercise price of not less than 100 percent of the fair market value of the stock on the date of grant. Stock options that are granted as incentive stock options (“ISOs”) are granted with such additional terms as are necessary to satisfy the applicable requirements of the tax law. The fair market value of the Lockheed Martin common stock for which ISOs are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 (measured as of the date of grant) under current tax law. Other option awards are not limited in this manner.

Stock Appreciation Rights (“SARs”): SARs entitle the recipient to receive, upon surrender of the SAR, an amount (payable in cash and/or stock) equal to the excess, if any, of the fair market value of a share of our common stock on the date the SAR is surrendered over the fair market value of a share of our common stock on the date of grant of the SAR, or the exercise price of a related stock option. SARs may be granted on a freestanding basis, in relation to a stock option or in “tandem” with a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised.

Restricted Stock: Restricted stock is Lockheed Martin common stock issued to the recipient, typically for minimal lawful consideration or for labor or services to be performed and subject to risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

Stock Units: A stock unit is an award represented by a bookkeeping credit equal to the fair market value of a share of our stock on the date of grant, increased or decreased to reflect the fair market value of our stock on the date the stock unit is paid in cash or stock. Stock units are not outstanding shares of stock and do not entitle a participant to voting or other rights; however, an award of stock units may provide for the crediting of additional stock units based on the value of dividends paid on our stock while the award is outstanding. We are proposing an amendment to give the Committee discretion to make cash payments in an amount equal to dividends paid on our stock in lieu of crediting additional stock units based on the value of those dividends.

The Plan also provides for the grant of cash-based performance awards that are not denominated in nor derive their value from a price related to shares of our stock. These awards are payable only in cash. Cash-based awards to executive officers under the Plan are intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the federal tax laws, we may not deduct certain compensation over $1,000,000 paid to our Chief Executive Officer or to one of our four other most highly compensated executive officers in any year unless, among other things, the compensation qualifies as “performance-based compensation” under Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. The material terms of the Plan for cash-based awards include the eligible class of participants, the performance goal or goals and the maximum annual amount payable to any individual participant.

The eligible class of persons for cash-based awards under the Plan is all key salaried employees (including officers) of Lockheed Martin and its subsidiaries. In 2004, cash-based awards were made to 55 employees.

The performance goals for cash-based awards under the Plan are any one or a combination of earnings per share, return on equity, total stockholder return and cash flow (each as defined in the IPA Plan). We are proposing an amendment to the performance goals under the Plan to delete return on equity and replace it with return on invested capital, which we define for this purpose as net income plus the after-tax interest expense (assuming the highest marginal

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federal corporate tax rate), divided by the sum of the average quarter end debt and stockholders’ equity, in each case determined to the extent applicable in accordance with generally accepted accounting principles in the United States.

Performance goals are applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments are based, as well as the award levels payable upon achievement of specified levels of performance, are determined by the Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle.

Since the adoption of the IPA Plan in 2003, we have continued our cash-based award program known as the Long-Term Incentive Performance (“LTIP”) award program. Under the LTIP award program, participants are eligible to receive cash payments based on our total stockholder return relative to the total stockholder return of the companies that comprise the S&P 500 Index over a predetermined term of years. Other specific performance targets may be used for future awards under the Plan. These targets, when established, may contain confidential business information and as a result we may not disclose the specific goals.

Appropriate adjustments to the performance goals and targets in respect of performance based awards may be made by the Committee based upon objective criteria in the case of significant acquisitions or dispositions, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that in any case were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the cash-based awards. We are proposing a clarification and amendment to this provision not only to authorize the Committee to make adjustments to performance goals and targets to address any items that constitute extraordinary items under generally accepted accounting principles in the United States, but also to make adjustments to take into account any other items that are recognized under any accounting policy or practice affecting the Corporation and/or any performance goals or targets, provided in each case that the nature of any such adjustments is specified at the time the performance goals or targets are established by the Committee.

The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the cash-based awards prior to payment. The Committee may retain discretion to reduce, but not increase, the amount payable under a cash-based award to any participant, notwithstanding the achievement of targeted performance goals. Cash-based awards may be accelerated in the event of a Change in Control of Lockheed Martin, as described below.

In addition to cash-based awards, other types of awards under the Plan may be granted to qualify as performance-based compensation under Section 162(m). Stock options and SARs granted under the Plan are intended to qualify as performance-based compensation. In addition, restricted stock and stock units may be granted under the Plan to qualify as performance-based compensation under Section 162(m). The material terms of the Plan for share-based awards intended to qualify as performance-based awards are similar to the terms described above for cash-based awards: the eligible class of persons is all key salaried employees (including officers) of Lockheed Martin and its subsidiaries, and the performance goals are any one or a combination of the performance goals discussed above. The certification and payout procedures and nature of Committee discretion with respect to the other share-based awards are substantially the same as for the Section 162(m) cash-based awards.

The maximum annual amounts payable to any one participant as performance-based awards are as follows:

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•	Cash Maximum: The aggregate amount payable to any participant under all cash-based awards granted under the Plan during any calendar year is $5,000,000. There is no maximum aggregate dollar amount of cash-based awards under the Plan.

•	Share Maximum: The aggregate number of shares of stock issuable under the Plan for options, SARs, restricted stock or stock units granted as performance-based awards during any calendar year to any participant may not exceed 1,000,000. Of that amount, the maximum number of shares of stock that may be granted as restricted stock awards during any calendar year to any participant (including as performance-based awards) may not exceed 250,000 shares.

•	Share-Unit Awards Payable in Cash: The maximum number of stock units or SARs under the Plan payable in cash during any calendar year to any participant as performance-based awards is 300,000.

AUTHORIZED SHARES

The stock that may be issued pursuant to an award under this Plan is Lockheed Martin common stock, par value $1.00. Stock may be authorized but unissued stock or stock acquired by the Corporation or any of its subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions. The closing price of our stock as reported by the NYSE on March 1, 2005 was $59.50 per share.

Currently, the Lockheed Martin common stock that may be issued in respect of awards under the Plan may not exceed 22,500,000 shares. Of the 22,500,000 shares authorized for the Plan, the aggregate number of shares of stock that may be issued as restricted stock under the Plan is limited to 18 percent of the shares authorized under the Plan (4,050,000 shares). The Plan also authorizes the issuance of 22,500,000 share units for share-based awards exercisable for or payable in cash. Share-based awards payable in cash or stock (whether at the discretion of Lockheed Martin or the participant) initially are counted against each of the share limit and the share unit limit. When payment is ultimately made with respect to the award in shares or cash, a number of shares or share units relating to the alternative form of consideration not so paid is re-credited to the applicable limit. Stock units payable in shares of our stock are not counted against the share limit for restricted stock awards.

We are proposing to increase the aggregate number of shares of our stock that may be issued in respect of awards under the Plan from 22,500,000 to 34,500,000, and to increase the aggregate number of shares of stock that may be issued as restricted stock to 28 percent of the shares authorized under the Plan (9,660,000 shares).

Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, is again available for award under the Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. Although shares subject to cancelled options or SARs are counted against the individual share-based award limits, only shares actually issued or share units actually paid are charged against the aggregate share or share unit limits, respectively, under the Plan.

TERMS OF AWARDS

Each award under the Plan is evidenced by an award agreement in a form approved by the Committee setting forth, in the case of share-based awards, the number of shares of stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance-based awards, the applicable performance goals. Awards under the

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Plan that are not vested or exercised generally are nontransferable by a holder (other than by will or the laws of descent and distribution). The date of grant is the date a resolution granting the award is adopted or a future date specified by the Committee.

The Plan sets forth minimum vesting requirements for option and restricted stock awards and awards of stock units payable in stock. Vesting requirements for other awards are at the discretion of the Committee. In the case of options, the award agreement is deemed to provide a minimum vesting schedule pursuant to which no award of options may become fully exercisable prior to the second anniversary of the grant. To the extent an award provides for vesting in installments over a period of no less than two years, no portion of an award of options may become exercisable prior to the first anniversary of the date of grant. In the event a participant is not our employee on the date on which an option would otherwise vest, the options subject to that vesting date are forfeited. Notwithstanding the foregoing,

•	any award agreement governing options may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals;

•	any award agreement may provide that all or a portion of the options subject to an award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment in the event of a change in control, or in the case of termination of employment with the Corporation due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than two years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the award agreement prior to the expiration of any period longer than two years for any reason designated by the Committee;

•	any award agreement may provide that employment by another entity be treated as employment by the Corporation in the event a participant terminates employment with the Corporation on account of a divestiture; and

•	award agreements for options covering, in the aggregate, up to 1,500,000 shares of stock may contain a shorter or no vesting requirement for all or a portion of the options subject to the award.

In addition, a minimum six-month period must elapse between the date of initial grant of an option and the sale of the underlying shares of stock.

In the case of restricted stock, the award agreement is deemed to prohibit the sale of any shares of restricted stock prior to the third anniversary of the date of grant and must require the forfeiture of all shares of restricted stock subject to the award in the event that the participant does not remain our employee for at least three years following the date of grant. Notwithstanding the foregoing,

•	any award agreement governing restricted stock may provide for additional vesting requirements, including but not limited to longer periods of required employment or the achievement of performance goals; and

•	any award agreement may provide that restricted stock vest prior to the third anniversary of the date of grant in the event of a change in control or in the case of termination of employment with the Corporation due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Committee.

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The same vesting requirements apply to stock units payable in stock unless the stock units are granted in conjunction with, or part of, another award.

Neither the Committee nor the Board of Directors has retained the authority to waive the minimum vesting and holding period requirements for options and restricted stock (or stock units payable in stock). However, the Committee (or the Board of Directors) may reserve in an award agreement the authority to waive vesting requirements for stock units payable in cash, SARs or cash-based awards or vesting requirements in excess of the minimum requirements described above for options and restricted stock (or stock units payable in stock), and otherwise may effect these changes by formally amending the Plan to change these vesting or holding period requirements and delete the provisions that limit such waivers.

Award agreements may contain any other terms, consistent with the Plan, as are necessary, appropriate, or desirable to effect an award, including provisions describing the treatment of an award in the event of the death, disability, layoff, retirement, divestiture or other termination of a participant’s employment with or services to the Corporation, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the awards, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the award and the method by which the restrictions or conditions lapse, and the effect on the award of a change in control. Award agreement terms are subject, in the case of performance-based awards, to the requirements for “performance-based compensation” under Code Section 162(m) and also, in the case of options and restricted stock, to the minimum vesting and holding period requirements described above. Award agreements may also contain a non-competition clause requiring the forfeiture of an award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be harmful to Lockheed Martin, including but not limited to employment with a competitor and misuse of our proprietary or confidential information.

CONSIDERATION AND PAYMENT; WITHHOLDING

Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in exchange for a promissory note in favor of Lockheed Martin, in shares of stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to “cashless exercise” procedures. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Committee, including future services as our employee. No executive officer may use a promissory note or cashless exercise if that method of payment would be considered a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

TERM OF AWARDS

The maximum term of unvested or unexercised awards is 10 years after the initial date of grant.

ADJUSTMENTS TO STOCK; CORPORATE REORGANIZATIONS

The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of awards) may be adjusted to reflect the effect of a stock dividend, split, recapitalization, spinoff, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or redemption or other distribution or other similar transaction.

CHANGE IN CONTROL

The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a “Change in Control” of Lockheed Martin (as defined in the

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Plan) and is authorized to take certain other actions in such an event, including but not limited to acceleration or extension of time for vesting. Change in control under the Plan is defined generally to include a change in ownership involving 25 percent or more of the outstanding voting securities of Lockheed Martin (or a combined entity), a transfer of substantially all of its assets, or a change in a majority of the members of its Board of Directors as a result of any such change or reorganization or a contested election.

We are proposing, with respect to future awards, to add a special limitation to the change in control definition. This limitation is designed to satisfy one of the conditions in the new rules in the Code relating to the taxation of deferred compensation with respect to any awards that are subject to these new rules. Under the terms of the proposed amendments, if an award is subject to these new deferred compensation rules, the benefits only would be accelerated if the events that constituted a change in control under the Plan also constituted a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of the new rules.

ADMINISTRATION

The Plan provides that it shall be administered by a committee of the Lockheed Martin Board, constituted so as to permit the plan to comply with the “non-employee director” provisions of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. At the present time, the Stock Option Subcommittee of the Management Development and Compensation Committee serves as the Committee under the Plan.

The Committee has the authority to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s employment with Lockheed Martin, and to construe and interpret the Plan. The authority of the Committee is subject to any express limitation in the Plan, including the mandatory vesting and non-waiver requirements for options and restricted stock.

The Committee also has the authority to grant awards under the Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of Lockheed Martin or a subsidiary as a result of a merger or acquisition of the entity.

The Committee may delegate to the officers or employees of Lockheed Martin or its subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the Plan. It is intended generally that the share-based awards under the Plan and the Plan itself comply with and (as to share-based awards) be interpreted in a manner that, in the case of awards to participants who are subject to Section 16 of the Exchange Act, satisfy the applicable requirements of Rule 16b-3, so that such persons are entitled to the benefits of Rule 16b-3 or other exemptions under that Section. In general, it is not anticipated that the cash-based awards will be subject to Section 16. The Plan provides that neither Lockheed Martin nor any member of the Lockheed Martin Board or of the Committee shall have any liability to any person for any action taken or not taken in good faith under the Plan.

We are proposing to amend the Plan to add an express provision stating that it is the intent of the Corporation that, to the extent awards under the Plan are considered deferred compensation, the awards will satisfy the requirements of the new deferred compensation provisions of the Code, and to make it clear that the Committee is to interpret and administer the Plan accordingly.

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AMENDMENT AND TERMINATION

The Board of Directors has the authority to terminate, suspend or discontinue the Plan at any time. The Board of Directors may amend the Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, an amendment is considered to be a “material” amendment only if it would –

•	materially increase the number of shares of stock available under the Plan or issuable to a Participant;

•	change the types of awards that may be granted under the Plan;

•	expand the class of persons eligible to receive awards or otherwise participate in the Plan;

•	reduce the price at which an option is exercisable either by amendment of an award agreement or by substitution of a new option award at a reduced price; or

•	require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the NYSE) or other applicable law.

The Committee may at any time alter or amend any or all award agreements under this Plan in any manner that would be authorized for a new award under the Plan so long as such an amendment would not require approval of the Corporation’s stockholders, if such amendment was made to the Plan. No action by the Board or the Committee, however, shall affect adversely any outstanding award without the consent in writing of the participant entitled to the award.

Because the Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the Plan from the limitations on deductibility.

NON-EXCLUSIVITY

The Plan is not exclusive and does not limit the authority of the Lockheed Martin Board or its committees to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority. The Plan has not been and is not expected to be our exclusive cash incentive plan for eligible persons (including executive officers); other cash incentive plans may be retained and/or developed to implement our compensation objectives and policies.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of Federal income tax consequences to participants and Lockheed Martin relating to nonqualified and incentive stock options and certain other awards that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Lockheed Martin common stock on the date the option is exercised over the option price, which would have been no less than the fair market value on the date of grant. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for tax purposes will commence on the day the option is exercised. An optionee who exercises and holds option stock and sells at a later date will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock

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is held for more than one year after exercise, and short-term if held for one year or less. Lockheed Martin or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not recognize taxable income upon the grant of an incentive stock option, and generally will not recognize income upon exercise of the option provided such optionee was an employee of Lockheed Martin or a subsidiary at all times from the date of grant until three months prior to exercise. For alternative minimum tax purposes, however, the amount by which the fair market value of the Lockheed Martin common stock on the date of exercise exceeds the option price will be includible in alternative minimum taxable income, and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. An optionee who exercises an incentive stock option and sells the shares more than two years after the grant date and more than one year after exercise, will recognize long-term capital gain or loss equal to the difference between the sales proceeds and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (a) the difference between the fair market value of such shares on the date of exercise and the option price or (b) the difference between the sales proceeds and the option price. Any remaining gain or loss will be treated as a capital gain or loss. Lockheed Martin or a subsidiary will be entitled to a deduction with respect to an incentive stock option only in the amount of ordinary compensation income recognized by the optionee. The deduction will be allowable at the same time the optionee recognizes the income.

Restricted stock awards will be taxable to the participant as compensation income when the awards no longer are subject to a substantial risk of forfeiture (unless the award is earlier forfeited) based on the excess of the stock’s fair market value at that time over the purchase price (if any), unless the participant elects to pay tax at the time of the grant based on the then-current market price. If the participant elects on a timely basis to be taxed upon grant and the stock is later forfeited, however, the participant will receive no tax deduction. The Corporation will be entitled to a tax deduction equal to the amount of compensation income recognized by the participant at the same time the participant recognizes the income.

Unless the participant elects to be taxed at the time of grant on the restricted stock as described above, any dividends paid to the participant with respect to the restricted stock during the restricted period will be taxable to the participant as compensation income and subject to withholding of income and FICA taxes. The Corporation will be entitled to a deduction for such dividends at that time. Dividends paid with respect to such stock after the termination or expiration of the restricted period (or during the restricted period if the participant elected to be taxed at time of grant) generally will be taxed as dividend income, and the Corporation will not be entitled to a tax deduction for such dividends.

The tax consequences of restricted stock units, whether payable in stock or in cash, are similar to the tax consequences of restricted stock, except that the participant may not elect to be taxed at the time of grant. The Federal income tax consequences of other awards authorized under the Plan will generally follow certain basic patterns: SARs are taxed in substantially the same manner as nonqualified stock options; performance bonuses generally are subject to tax when the payment is received; and cash-based awards generally are subject to tax at the time of payment. In each of the foregoing cases, when the participant recognizes income Lockheed Martin generally will be entitled to a corresponding tax deduction.

New rules regarding the taxation of nonqualified deferred compensation became effective at the beginning of 2005. Much uncertainty exists concerning the exact impact of these new rules. We are proposing to amend the Plan to make clear that Lockheed Martin intends that

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future awards under the Plan be made under conditions that will avoid any adverse tax consequences as a result of these rules, but this may require a change in the terms and conditions for future awards. In addition, some awards that were outstanding at the beginning of 2005 may be subject to the new rules, and we intend to amend the terms of those awards where possible under the terms of the Plan to avoid any adverse tax consequences from the application of the new rules. If the new deferred compensation rules are applicable to an award under the Plan, an additional 20 percent tax and interest penalties can be assessed on the participant when the award is no longer subject to a substantial risk of forfeiture.

If, as a result of a change in control event, a participant’s options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Code. In such case, the participant may be subject to a 20 percent non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. Lockheed Martin will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the Plan, Section 162(m) of the Code would render non-deductible to Lockheed Martin certain compensation in excess of $1,000,000 in any year to certain executive officers of Lockheed Martin, unless such excess compensation is “performance-based” (as defined) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to executive officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m).

PROPOSALS YOU MAY VOTE ON

PREVIOUS EQUITY GRANTS UNDER THE IPA PLAN

The following table provides information about all previous equity grants under the IPA Plan since it was adopted in 2003. Future equity grants to the individuals and groups identified below are not determinable at this time. The information is provided as of the date of this Proxy Statement.

	Number of Equity Awards Granted
Name of Individual or Identity of Group	Since Inception of IPA Plan
		Restricted
	Stock Options	Stock

Vance D. Coffman
Chairman and Former Chief Executive Officer	375,000	0

Robert J. Stevens
President and Chief Executive Officer	475,000	50,000

Dain M. Hancock
Executive Vice President
Aeronautics	70,000	25,000

Robert B. Coutts
Executive Vice President
Electronic Systems	130,000	25,000

Frank H. Menaker
Senior Vice President &
General Counsel	125,000	15,000

Michael F. Camardo
Executive Vice President
Information & Technology Services	110,000	25,000

Albert E. Smith
Vice President	70,000	0

All Current Executive Officers	1,285,000	245,000

All Current Directors who are not Executive Officers	0	0

Nominees for Election as Director[1]	475,000	50,000

All Employees (Including Officers who are not Executive Officers)	13,712,050	615,000

No person received five percent or more of the total options granted to all participants under the IPA Plan. In addition, Jeffrey D. MacLauchlan, Mr. Bennett’s son-in-law, received option grants for 23,000 shares under the Plan. No other associate of a director, nominee for election as a director or executive officer received option grants or restricted stock awards under the Plan.

[1] Directors who are not employees of Lockheed Martin are not eligible to receive options under the IPA Plan but are eligible to receive options under the Directors’ Equity Plan. The only nominee for election as a director who is an employee of Lockheed Martin and received any equity awards under the IPA Plan was Mr. Stevens.

PROPOSALS YOU MAY VOTE ON

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSAL
By Evelyn Y. Davis
(Proposal #4 on Proxy Card)

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 648 shares of Common Stock of the Corporation has notified Lockheed Martin Corporation that she intends to present the following proposal at this year’s annual meeting:

RESOLVED: “That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to ANYONE, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).”

Stockholder’s Supporting Statement

REASONS: “Stock option awards have gone out of hand in recent years, and some analysts MIGHT inflate earnings estimates, because earnings affect stock prices and stock options.”

There are other ways to “reward” executives and other employees, including giving them actual STOCK instead of options.

Recent scandals involving CERTAIN financial institutions have pointed out how analysts CAN manipulate earnings estimates and stock prices.

“If you AGREE, please vote YOUR proxy FOR this resolution.”

The Board unanimously recommends a vote AGAINST this Proposal for the following reasons:

Stock options have played a vital role in rewarding key employees with a financial stake in the long-term performance of the Corporation and aligning their interests with the interests of our stockholders. In 2003, the stockholders of Lockheed Martin approved the 2003 Incentive Performance Award Plan authorizing the use of stock options among other equity awards. Stockholder approval is required for material amendments, including any amendment that would allow us to reduce the strike price of an option other than in a case where the Corporation’s capital structure is changed. The Stock Option Subcommittee, consisting of six Directors who meet the independence requirements under the New York Stock Exchange, is responsible for approving equity awards under this Plan.

Annually Lockheed Martin evaluates and determines the necessary elements of long-term compensation and uses that analysis to meet the primary objectives of the executive compensation program. Those objectives are to: attract, motivate and retain talented executives; align the interests of our executives with the interests of our stockholders; ensure that total compensation takes into account both the Corporation’s and the executive’s short-term and long-term performance; and provide total compensation that is designed to be competitive with that offered to executives with similar responsibilities at other companies of comparable size, complexity and quality. In 2004, 88 percent of the companies that comprise our Comparator Group continued the use of stock options as an element of total long term executive compensation. While there is some decline in the use of stock options, only a minority of companies have discontinued using stock options altogether.

Eliminating the use of stock options, as the proposal suggests, would constrain the Corporation’s ability to execute a fully competitive compensation strategy consistent with the stated objectives of the executive compensation program. The proposal could hamper the Corporation’s efforts to recruit and retain the most talented employees.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

PROPOSALS YOU MAY VOTE ON

STOCKHOLDER PROPOSAL
By John Chevedden
(Proposal #5 on Proxy Card)

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278-2453, the owner of 100 shares of Common Stock of the Corporation has notified Lockheed Martin Corporation that he intends to present the following proposal at this year’s annual meeting:

     5 – Adopt Simple Majority Vote

RESOLVED: That our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible.

     75% yes-vote

This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

     Terminate Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of the shareholder majority. For example, in requiring an 80% vote of outstanding shares to make certain governance changes, if 79% of shares vote yes and only 1% vote no – only 1% of shares could force their will on the overwhelming 79% majority.

     Progress Begins with a First Step

I believe that it is more important to take the above RESOLVED step since our 2004 governance standards were not impeccable. For instance in 2004:

• The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

“F” in Overall Board Effectiveness.
“D” in CEO Compensation.

• Four of our directors were designated “problem directors” by The Corporate Library for the following reasons:

• Vance Coffman. Reason: Served on the board of Bristol-Myers Squibb Company. In 2004, Bristol-Myers Squibb settled an SEC lawsuit alleging substantial accounting fraud. Mr. Coffman was chairman of Bristol-Myers’ audit committee during the period in question.

• Norman Augustine. Reason: Was the chairperson of the committee that set executive compensation at ConocoPhillips, which received a CEO Compensation rating of “F” by TCL.

• James Ukropina. Reason: Was chairperson of the committee that sets executive compensation at IndyMac Bancorp, Inc., which received a CEO Compensation grade of “F” by TCL.

• Frank Savage. Reason: Due to his past service on Enron’s Board.

• Furthermore, Enron Alumnus Frank Savage was still on our Board in spite of more than 25% no-votes at two consecutive annual meetings.

• Five Directors were each allowed to hold 4 or 5 director seats – over-extension concern.

• Our Board was less than 66% independent – our directors had many non-director links.

• 2003 CEO pay of $20 million including stock option grants.

              Source: http://www.aflcio.org/corporate america/paywatch/ceou/database.cfm

• Our Directors still had a $1 million Charitable Award Program – conflict of interest concern.

• Five directors were active CEOs. CEOs tend to give fellow-CEOs big paychecks.

• Executive tax reimbursements were allowed.

     Furthermore:

Additionally it was not good practice for our former executives to linger on Lockheed’s Board, the company they used to run. For example:

• Former Lockheed Chairman/CEO Vance Coffman

• Former Lockheed Chairman/CEO Norman Augustine

• Former Lockheed EVP/CFO Marcus Bennett

\

PROPOSALS YOU MAY VOTE ON

One Step Forward

I believe the above practices reinforce the reason to take one step forward and adopt simple majority vote. This will address the potential frustration of the shareholder majority.

Adopt Simple Majority Vote
Yes on 5

The Board unanimously recommends a vote AGAINST this Proposal for the following reasons:

The “simple majority” in this proposal would be based on the number of votes cast at a meeting of stockholders, either in person or by proxy. Under such circumstances, as little as 25.1 percent of the outstanding voting power of the corporation would be sufficient to approve mergers, stock compensation plans, and many of the other serious matters that historically have been submitted to our stockholders for a vote. Your Board of Directors believes that more meaningful voting requirements are appropriate for such issues.

Currently, all but a few of the proposals to be submitted to our stockholders require the vote of a majority of the then-outstanding voting power. Our charter and bylaws contain a higher voting threshold for certain fundamental corporate matters, like the removal of directors and certain other extraordinary corporate transactions (e.g., certain business combinations and the payment of “greenmail”).

Lockheed Martin’s corporate governance practices are sound, do not act to entrench this Board, and serve the best interests of our stockholders. For example, our stockholders have the opportunity to evaluate the qualifications and independence of Lockheed Martin directors annually. In addition, thirteen of our fifteen-member Board of Directors meet the independence requirements of the New York Stock Exchange. The members of the Audit and Ethics, Management Development and Compensation, and Nominating and Corporate Governance Committees of the Board all meet the independence requirements of the New York Stock Exchange.

Lockheed Martin’s voting provisions are not intended to, and do not preclude unsolicited offers to acquire Lockheed Martin at a fair price. The Board of Directors strongly believes that these provisions preserve and maximize total stockholder value and protect all stockholders against the self-interested actions of one or a few large stockholders because the Board of Directors has a duty to act on a fully informed basis and in the best interest of the Corporation and all of its stockholders.

The Board of Directors believes the proposal provides no benefit to Lockheed Martin’s stockholders and should be rejected.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSAL
By The Catholic Funds and Other Groups
(Proposal #6 on Proxy Card)

The Catholic Funds, 1100 West Wells Street, Milwaukee, WI 53233-2332, the owner of 1,350 shares of Common Stock of the Corporation; the Congregation of the Sisters of Charity of the Incarnate Word, P. O. Box 230969, 6510 Lawndale, Houston, TX 77223-0969, the owner of 100 shares of Common Stock of the Corporation; The Literary Society of Saint Catharine of Siena, 2645 Bardstown Road, St. Catharine, KY 40061-9435, the owner of 9 shares of Common Stock of the Corporation; the Dominican Sisters of Springfield Illinois, 1237 West Monroe Street, Springfield, IL 62704, the owner of 50 shares of Common Stock of the Corporation; and the Dominican Sisters, St. Mary of the Springs, 2320 Airport Drive, Columbus, OH 43219-2098, the owner of 9 shares of Common Stock of the Corporation have notified Lockheed Martin Corporation that they intend to present the following proposal at this year’s annual meeting:

PROPOSALS YOU MAY VOTE ON

COMPETITIVE PAY – LOCKHEED MARTIN

RESOLVED: The shareholders urge the Board of Directors:

•	To limit the Compensation paid to the CEO in any fiscal year to no more than 100 times the average Compensation paid to the company’s Non-Managerial Workers in the prior fiscal year, unless the shareholders have approved paying the CEO a greater amount;

•	In any proposal for shareholder approval, to provide that the CEO can receive more than the 100-times amount only if the company achieves one or more goals that would mainly reflect the CEO’s contributions rather than general market conditions; and

•	In that proposal, to assure the shareholders that the Board will seriously consider reducing the CEO’s compensation in the event of any unusual reduction in the company’s workforce resulting from outsourcing or other factors.

This proposal does not apply to the extent that complying would necessarily breach a compensation agreement in effect at the time of the present shareholder meeting.

“Compensation” means salary, bonus, the grant-date present value of stock options, the grant-date present value of restricted stock, payments under long-term incentive plans, and “other annual” and “all other compensation” as those categories are defined for proxy statement purposes.

“Non-Managerial Workers” means U.S.-based employees working in the categories of Blue-Collar Occupations or Service Occupations or the Sales and Administrative Support components of White-Collar Occupations as used by the Bureau of Labor Statistics in its National Compensation Surveys.

Stockholder’s Supporting Statement

Our resolution is based on these premises:

1.	Unless internally anchored, market-based compensation methods tend to produce excessive CEO compensation;

2.	Very high CEO pay should require shareholder approval since it tends to produce sub par share performance long-term; and

3.	Very highly paid CEOs should realize that they might share some pain when choosing job reductions as a means to achieve corporate goals.

Our resolution would introduce an internal foundation for CEO compensation – the company’s CEO/average-worker pay ratio. Commentators note that on the average for U.S. companies this ratio has gone from about 42 in 1980 to several hundred today and that it tends to be much lower in foreign companies that compete successfully with U.S. companies. Consistent with these facts, the Blue Ribbon Commission of the National Association of Corporate Directors has urged compensation committees to use such a ratio as a factor in setting CEO compensation. Our resolution follows this advice.

Our resolution would not arbitrarily limit CEO compensation. Rather, it would offer the board the opportunity to persuade the shareholders that very high CEO compensation would make the company more competitive and would be in their interest.

At Lockheed Martin, CEO Compensation was 17.0, 25.5, and 20.4 million dollars in 2001, 2002, and 2003. The 21 million dollar average is 823 times the $25,501 that the average U.S. worker makes according to the AFL-CIO’s Executive Paywatch (http://www.aflcio.org/
corporateamerica/paywatch/). In their 2004 analyses of executive pay versus shareholder return, Business Week gave the CEO its second

PROPOSALS YOU MAY VOTE ON

worst rating (http://www.businessweek.com/ pdfs/2004/0416_execpay.pdf), and Forbes gave the CEO a grade of F (http://www.forbes.com/ lists/2004/04/21/04ceoland.html).

The Board unanimously recommends a vote AGAINST this Proposal for the following reasons:

The Board has implemented an executive compensation program that is competitive and meets the needs of the Corporation and its stockholders. The philosophy of our executive compensation program is to: attract, motivate and retain talented executives; align the interests of our executives with the interests of our stockholders; ensure that total compensation takes into account both the Corporation’s and the executive’s short-term and long-term performance; and provide total compensation that is designed to be competitive with that offered to executives with similar responsibilities at other companies of comparable size, complexity and quality. But to limit the amount of pay to the Chief Executive Officer (“CEO”), as the proponents suggest, would hamper the ability to properly reward and retain the CEO of the Corporation consistent with our executive compensation objectives. As a consequence, Lockheed Martin would be less competitive in the market place for top executives.

Executive compensation policies and programs, and recommendations as to the form and amount of compensation to be paid to executive officers and our CEO are determined and authorized by the Management Development and Compensation Committee and the Stock Option Subcommittee (together the “Committee”). The Committee is comprised of six Directors who meet the independence requirements under the New York Stock Exchange listing requirements. The Committee utilizes outside compensation consultants to assist in their analysis of appropriate levels of compensation for the CEO and other senior executives. (The Committee’s pay philosophies are further explored in the Compensation Committee Report on page 21.)

The Board believes that the proposal is misdirected in that it addresses issues that are not company specific but reflects concerns about general trends in executive compensation across numerous companies and industries in corporate America today. We pay for performance. This proposal would disrupt our ability to pay for performance and thus is not in the best interest of Lockheed Martin’s stockholders.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSAL
By The Sisters of Mercy and Other Groups
(Proposal #7 on Proxy Card)

The Sisters of Mercy, Regional Community of Detroit Charitable Trust, 29000 Eleven Mile Road, Farmington Hills, MI 48336-1405, the owner of 200 shares of Common Stock of the Corporation; the Mercy Investment Program, 205 Avenue C, #10E, New York, NY 10009, the owner of 50 shares of Common Stock of the Corporation; the Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, NJ 07961-0476, the owner of 100 shares of Common Stock of the Corporation; the Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, the owner of at least $2,000 worth of Lockheed Martin Common Stock of the Corporation; the School Sisters of Notre Dame Cooperative Investment Fund, 336 East Ripa Avenue, St. Louis, MO 63125-2800, the owner of 108 shares of Common Stock of the Corporation; the Congregation of Sisters of St. Agnes, 320 County Road K, Fond du Lac, WI 54935, the owner of 32 shares of Common Stock of the Corporation; the Sisters of St. Joseph, 3427 Gull Road, P. O. Box 34, Nazareth, MI 49074-0034, the owner of 100 shares of Common Stock of the Corporation; and the Loretto Community, Sisters of Loretto, 590 East Lockwood, St. Louis, MO 63119-3279, the owner of 448 shares of Common Stock of the Corporation have notified Lockheed Martin Corporation that they

PROPOSALS YOU MAY VOTE ON

intend to present the following proposal at this year’s annual meeting:

PROPOSAL FOR A GLOBAL SET OF CORPORATE STANDARDS

Lockheed Martin 2005

Whereas:

Lockheed Martin, as a global corporation, faces increasingly complex economic problems as the international social, cultural and political context within which it operates changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize and bargain collectively, non-discrimination in the workplace, use of the environment and sustainable community development.

We believe global companies need to implement comprehensive codes of conduct, such as those found in “Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance,” developed by an international group of religious investors. (April, 2003, www.bench-marks.org) Companies need to formulate policies to reduce risk to reputation in the global marketplace.

Lockheed Martin should be in a position to assure shareholders that its employees are treated fairly, sustainable environmental standards are in force and human rights standards are upheld wherever the company does business in the global economy.

RESOLVED, the shareholders request the Board of Directors to review or amend, where applicable, its code or standards for its international operations and report a summary of this review to shareholders within one year of the 2005 annual meeting.

Stockholder’s Supporting Statement

The faith-based proponents of this resolution have, for many years, addressed the need for Lockheed Martin to establish codes of conduct and statements of ethical criteria for its weapons businesses. As we’ve demonstrated over the years, we believe careful, values-based consideration of the kinds of contracts on which management bids whether for research and development, production or foreign sales is critical to our quest for a just world peace.

We believe that measures to create the kinds of economic, social and environmental conditions conducive to sustainable peace and stability are also to be understood as making a contribution to security. Thus we recommend the review include:

1.	A description of policies designed to protect human rights-civil, political, social, cultural and economic-based on internationally recognized human rights standards.

2.	Policies, employed for all contracts, including the Department of Defense, to ensure a sustainable environmental future, e.g. environmental impact studies, waste management plans, disclosures of information about toxic releases and transfers, protected areas as defined by local or international bodies.

3.	Strategies for stability of employment.

4.	Guidelines derived after study of political and civil stability of countries and before sale of weapons, weapons parts and dual-use technology.

5.	Control of military exports to their final destination, not simply to an interim point of assembly for re-export.

6.	Disclosure of the existence and nature of arrangements with local security forces.

The Board unanimously recommends a vote AGAINST this Proposal for the following reasons:

We are sensitive to the diverse social and cultural settings in which we conduct our business. We strictly adhere to U.S. government oversight and policy in all matters relating to international sales and specifically to the transfer of products and technologies to foreign entities. Our Code of Ethics and Business Conduct – Setting the Standard—establishes the principles

PROPOSALS YOU MAY VOTE ON

that guide our actions in the global marketplace. Our Code applies to all Lockheed Martin employees, members of the Board of Directors, agents, consultants, contract labor, or others, when they are representing or acting for the Corporation. We expect our contractors and suppliers to be guided by these standards as well. We have every expectation that we will set the standard for ethical conduct through the highest standards of behavior consistent with our principles. The personal integrity of each of our employees and their commitment to the highest standards of personal and professional conduct underlie our ethical culture. Our stringent compliance training affects all 130,000 employees and includes annual mandatory ethics training; last year 100 percent of our employees participated in ethics training. Our Ethics Code can be accessed on the Lockheed Martin Information Network at http://www. lockheedmartin.com/investor. We don’t believe that a review of our standards for international operations, and a report to the stockholders, would meaningfully add to the information already available to the stockholders.

For these reasons, the Board unanimously recommends a vote AGAINST the proposal.

APPENDIX A

2003 INCENTIVE PERFORMANCE AWARD PLAN1
(AS PROPOSED TO BE AMENDED AND RESTATED)

SECTION 1. Purpose.

     The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees with an opportunity to obtain or increase their proprietary interest in the Corporation and by providing eligible employees with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

     (a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

     “Award” means an award granted pursuant to Section 4.

     “Award Agreement” means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

     “Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant as the Participant’s beneficiary under this Plan, or, in the absence of a valid designation, the personal representative of the Participant’s estate in the event of a Participant’s death.

     “Board of Directors” or “Board” means the Board of Directors of the Corporation.

     “Cash-Based Awards” means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(6).

     “Cash Flow” means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

     “Change in Control” means a change in control as defined in Section 7(c).

     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” means the Committee described in Section 8.

     “Corporation” means Lockheed Martin Corporation.

     “Date of Grant” means the date specified by the Committee as the date on which an Award is to be granted (which date shall be no earlier than the date the resolution approving the

[1]	Proposed changes are noted by underlining proposed new language and striking out proposed deletions.

Award is adopted by the Committee), or if no such date is specified by the Committee, the date on which the Committee adopts a resolution making the Award.

     “Employee” means any officer (whether or not also a director) or any key salaried employee of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

     “EPS” means earnings per common share on a fully diluted basis determined in accordance with generally accepted accounting principles in the United States.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     “Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of this Plan.

     “Fair Market Value” means the closing sale price of the relevant security as reported by the New York Stock Exchange on its web site as the closing price (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

     “Insider” means any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

     “Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

     “Participant” means an Employee who is granted an Award pursuant to this Plan so long as the Award remains outstanding.

     “Performance-Based Awards” means an Award contemplated by Section 4(b).

     “Performance Goal” means EPS or ~~ROE~~ROIC or Cash Flow or Total Stockholder Return, and ““Performance Goals”” means any combination thereof.

     “Plan” means this Lockheed Martin Corporation 2003 Incentive Performance Award Plan.

     “~~ROE~~ROIC” means ~~consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common stockholders equity for a specified period~~return on invested capital calculated as (A) (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate, divided by (B) (i) the average quarter end debt (including current maturities of long-term debt) plus (ii) the average quarter end stockholders’ equity, in each case determined in accordance with generally accepted accounting principles in the United States.

     “Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

     “Share-Based Awards” means Awards that are payable or denominated in or have a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through (5).

     “Share Units” means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

     “Stock” means shares of common stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 7 or by operation of law.

     “Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50 percent or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

     “Total Stockholder Return” means with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

     (b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles in the United States and as derived from the consolidated financial statements of the Corporation, prepared in the ordinary course of business and filed with the Securities and Exchange Commission from time to time.

     (c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

     Any one or more Awards may be granted to any individual who is an Employee on the Date of Grant and who is designated by the Committee to receive an Award, provided that no individual who beneficially owns Stock possessing five percent (5 percent) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in this Plan.

SECTION 4. Awards.

     (a) Type of Awards. The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

     (1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section

422 or any successor provision of the Code. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. All Nonqualified Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Stock subject to options shall be determined as of the Date of Grant of the Options. All Incentive Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the Fair Market Value of the underlying Stock on the Date of Grant of the Stock Appreciation Right, or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

     (4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Awards of Restricted Stock to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

     (5) Stock Units. A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit for each Stock Unit equals the Fair Market Value of a share of Stock on the Date of Grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock on any date from the Date of Grant up to the date the Stock Unit is paid to the Participant in cash or Stock. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights with respect ~~of~~to Stock; provided, however, that an Award of Stock Units may provide for a cash payment in an amount equal to the dividends paid on Stock while the Award is outstanding or the crediting of additional Stock Units based on the value of dividends paid on Stock while the Award is outstanding. Stock Unit Awards to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

     (6) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

     (b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation on a consolidated basis. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right shall be subject only to the requirements of clause (1) and Sections 4(c)(1) and (2) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right,” respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant. Nothing in this Plan shall limit the ability of the Committee to grant Options or Stock Appreciation Rights with an exercise price or a base price greater than Fair Market Value on the Date of Grant or to make the vesting of the Options or Stock Appreciation Rights subject to Performance Goals or other business objectives.

     (1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

     (2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

     (3) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

     (4) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

     (5) Adjustments for Material Changes. ~~In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii)~~The Committee shall have the right to specify any adjustment that it deems necessary or appropriate to any Performance Goals and/or performance targets to take into account or exclude any extraordinary gain or loss or other event that is ~~treated for accounting purposes as~~ considered an extraordinary item under generally accepted accounting principles~~, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the~~ in the United States, provided that the Committee exercises this right to specify the adjustment at the time the Performance Goals and/or performance targets are established under this Section 4(b). In addition, the Committee shall have the right to specify any adjustment that it deems necessary or appropriate to take into account or exclude any other gain or loss or event recognized under any accounting policy or practice affecting the Corporation and/or any Performance Goals or performance targets, provided that the Committee exercises this right to exclude or take such gain or loss or event into account at the time the related Performance Goals and/or ~~targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award~~ performance targets are established under this Section 4(b).

     (6) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

     (c) Individual Limits.

     (1) Share-Based Awards. The maximum number of shares of Stock or Share Units that are issuable under the Plan pursuant to Options, Stock Appreciation Rights payable in shares of Stock, Restricted Stock or Stock Units payable in shares of Stock (described under Section 4(a)(5)) that are granted as Performance-Based Awards during any calendar year to any Participant shall not exceed 1,000,000, subject to adjustment as provided in Section 7; provided, that the maximum number of shares of Stock that may be granted as Restricted Stock Awards during any calendar year to any Participant under the Plan (including as Performance-Based Awards) shall not exceed 250,000 shares, subject to adjustment as provided in Section 7. Awards that are canceled during the year shall be counted against this limit.

     (2) Share Unit Awards. The maximum number of Share Units that are issuable as Stock Units payable in cash only or Stock Appreciation Rights payable in cash only during any calendar year to any Participant as Performance-Based Awards shall not exceed 300,000, subject to adjustment as provided in Section 7. Awards that are canceled due to expiration or forfeiture during the year shall be counted against this limit.

     (3) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $5,000,000.

     (d) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten (10) years after the date the Award was initially granted.

     (e) Code Section 409A. It is the intent of the Corporation that no Award under the Plan be subject to taxation under Section 409A(a)(1) of the Code. Accordingly, if the Committee determines that an Award granted under the Plan is subject to Section 409A of the Code, such

Award shall be interpreted and administered to meet the requirements of Sections 409A(a)(2), (3) and (4) of the Code and thus to be exempt from taxation under Section 409A(a)(1) of the Code.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

     (a) Aggregate Share Limit for Share-Based Awards. The maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock and Stock Units granted or issued under the Plan is ~~22,500,000,~~34,500,000, subject to adjustment as provided in this Section 5 or Section 7.

     (b) Annual Share Limit for Share-Based Awards. Subject to Section 5(a), the maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock and Stock Units granted or issued in any calendar year is ~~1.9~~1.6 percent of the Corporation’s outstanding shares of Stock on December 31 of the calendar year immediately preceding the Date of Grant of the Award, ~~calculated in a manner consistent with the method for calculating outstanding shares for reporting in~~as reported by the Corporation~~’s~~ in its Annual Report on Form 10-K or its Annual Report to Shareholders for such year. The number of shares of Stock available for grant or issuance under this Section 5(b) in any calendar year shall be increased by the number of shares of Stock available under the Plan for grant or issuance under this Section 5(b) in previous calendar years but not covered by Awards granted as Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock and Stock Units in previous calendar years.

     (c) Aggregate Share Unit Limit. The maximum number of Share Units that may be issued as Stock Units payable in cash only and Stock Appreciation Rights payable in cash only under the Plan is 22,500,000, subject to adjustment as provided in this Section 5 or Section 7.

     (d) Shares Available For Restricted Stock Grants. The maximum number of shares of Stock that may be issued as Restricted Stock under the Plan is ~~18~~28 percent of the shares authorized under Section 5(a) of the Plan, subject to adjustment as provided in this Section 5 or Section 7.

     (e) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any Award resulting from termination, expiration or forfeiture of that Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a), 5(b), 5(c) or 5(d), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Restricted Stock Awards and subsequently reacquired by the Corporation due to termination, expiration or forfeiture of the Award shall also be available for reissuance under the Plan.

     (f) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan or available for grant or issuance from time to time may be adopted by the Committee, as it deems necessary or appropriate.

     (g) Source of Shares; No Fractional Shares. The Stock that may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be authorized but unissued Stock or Stock acquired by the Corporation or any of its Subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions. No fractional shares of Stock shall be issued under the Plan, but fractional interests may be accumulated pursuant to the terms of an Award.

     (h) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d), may require.

     (i) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and the terms, restrictions, conditions and procedures as the Committee may in its sole discretion impose (subject to Section 10(d)), any one or combination of (i) cash, (ii) the delivery of shares of Stock, (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, (iv) the delivery of a promissory note, or other obligation for the future payment in money, or (v) in the case of purchase price only, labor or service as an Employee to be performed or actually performed. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made. Notwithstanding the foregoing, no Insider shall be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under the Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act. If an Award Agreement to a Participant who is not an Insider authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Participant subsequently becomes an Insider, then the payment method will no longer be available to the Participant and the Committee shall take whatever steps are necessary to make such payment method void as to such Participant, including but not limited to requiring the immediate payment of any note or loan previously obtained in connection with an Award.

     (j) Cashless Exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

     Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement also shall set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

     (a) Mandatory Provisions for Options. Award Agreements for Options shall be deemed to contain the following provisions:

     (1) Vesting: A provision providing for a minimum vesting schedule pursuant to which no Award of Options may become fully exercisable prior to the second anniversary of the Date of Grant, and to the extent an Award provides for vesting in installments over a period of no less than two years, no portion of an Award of Options may become exercisable prior to the first anniversary of the Date of Grant. In the event that the Participant is not an Employee on the date on which an Option would otherwise vest and become exercisable, the Options subject to that vesting date will be forfeited. Notwithstanding the foregoing, (i) any Award Agreement governing Options may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; (ii) any Award Agreement may provide that all or a portion of the Options subject to an Award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment with the Corporation (or a Subsidiary) in the event of a Change in Control, or in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than two years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the Award Agreement prior to the expiration of any period longer than two years for any reason designated by the Committee; (iii) any Award Agreement may provide that employment by another entity be treated as employment by the Corporation (or a Subsidiary) in the event a Participant terminates employment with the Corporation (or a Subsidiary) on account of a divestiture; and (iv) Award Agreements for Options covering, in the aggregate, up to 1,500,000 shares of Stock may contain a shorter or no vesting requirement for all or a portion of the Options subject to the Award.

     (2) Option Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

     (3) No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Sections 6(a)(1) and (2).

     (b) Mandatory Provisions for Restricted Stock and Stock Units Payable in Stock. Award Agreements for Restricted Stock shall be deemed to contain the following provisions:

     (1) Vesting: A provision prohibiting the sale of any shares of Restricted Stock granted under an Award prior to the third anniversary of the Date of Grant of the Award and requiring the forfeiture of all shares of Restricted Stock subject to the Award in the event that the Participant does not remain an Employee for at least three years following the Date of Grant of the Restricted Stock; provided, that (i) any Award Agreement governing Restricted Stock may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; and (ii) any Award Agreement may provide that Restricted Stock vests prior to the third anniversary of the Date of Grant (A) in the event of a Change in Control ~~or~~ , (B) in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, or (C) in the case of a vesting period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Committee. The vesting requirements of this Section 6(b) shall also apply to Award Agreements governing Stock Units payable in Stock unless the Stock Units are granted in conjunction with, or part of another Award.

     (2) No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Section 6(b)(1).

     (c) Mandatory Provisions Applicable to All Award Agreements. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement consistent with applicable legal considerations, provides otherwise:

     (1) Non-assignability: The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by the Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

     (2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of the securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

     (3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award, or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(i).

     (d) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

     (1) Other Terms and Conditions: Any other terms consistent with the terms of this Plan as are necessary, appropriate, or desirable to effect the Award to the Participant, including provisions describing the treatment of an Award in the event of the death, disability, layoff, retirement, divestiture or other termination of a Participant’s employment with or services to the Corporation or a Subsidiary, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Awards, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, and the effect on the Award of a Change in Control, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m) and in the case of Options and Restricted Stock, to the requirements of Sections 6(a) (b), and (7).

     (2) Non-competition clause: A provision requiring the forfeiture of an Award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be harmful to the Corporation, including but not limited to employment with a competitor and misuse of the Corporation’s proprietary or confidential information.

     (e) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. Subject to the provisions of Section 8(h), no Award shall be enforceable until the Award Agreement or an acknowledgement of receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or an acknowledgement of receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

     (a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the

Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:

     (1) the number and type of shares of Stock and Share Units that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

     (2) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

     (3) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

     (4) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

     (5) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

     (6) any other terms as are affected by the event.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made that would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section 7(a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in Section 7(a).

     (b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (iii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iv) that only certain or limited benefits under the Awards shall be accelerated; (v) that the Awards shall be accelerated for a limited time only; or (vi) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

     In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (ii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iii) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

     Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the Date of Grant, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

     (c) Change in Control Definition. For purposes of this Plan, a “Change in Control” shall include and be deemed to occur upon one or more of the following events:

     (1) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation.

     (2) The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

     (3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.

     (4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the “Incumbent Directors” shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

     (5) The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary.

     With respect to Awards granted on or after April 28, 2005, in the event the Committee determines that an Award could be subject to taxation under Section 409A(a)(1) of the Code, a Change in Control shall have no effect on the Award unless the Change in Control also would constitute a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

     (d) Business Acquisitions. Awards may be granted under this Plan on terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become Employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8. Administration.

     (a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m). The Board shall designate the members of the Committee.

     (b) Selection and Grant. The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

     (c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

     (d) Limited Authority of Committee to Change Terms of Awards. In addition to the Committee’s authority under other provisions of this Plan (including Sections 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(a)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate. Notwithstanding the foregoing, the Committee’s authority under this Section 8(d) is subject to any express limitations of this Plan (including under Sections 6(a), 6(b), 7 and 9) and this Section 8(d) does not authorize the Committee to accelerate exercisability or vesting or waive early termination provisions if that acceleration or waiver would be inconsistent with the mandatory vesting requirements set forth in Sections 6(a)(1) and 6(b)(1).

     (e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

     (f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

     (h) Notices, Signature, Delivery. Whenever a signature, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, or to the extent authorized by the Committee, subject to Section 10(d), by electronic means. In the event the Committee authorizes electronic means for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document.

SECTION 9. Amendment and Termination of this Plan.

     The Board of Directors may at any time terminate, suspend or discontinue this Plan. The Board of Directors may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, a material amendment is any amendment that would (i) materially increase the number of shares of Stock available under the Plan or issuable to a Participant (other than a change in the number of shares made pursuant to Section 7); (ii) change the types of awards that may be granted under the Plan; (iii) expand the class of persons eligible to receive awards or otherwise participate in the Plan; (iv) reduce the price at which an Option is exercisable either by amendment of an Award Agreement or by substitution of a new Option Award at a reduced price (other than as permitted in Section 7); or (v) require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the New York Stock Exchange) or applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 8(d) (subject to any applicable limitations thereunder), so long as such an amendment would not require approval of the Corporation’s stockholders, if such amendment was made to the Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award.

SECTION 10. Miscellaneous.

     (a) Unfunded Plan. This Plan shall be unfunded. Neither the Corporation, the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Board of Directors, nor the

Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

     (b) Rights of Employees.

     (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards.

     (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause.

     (c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and shall become effective upon and shall be subject to the approval of the Corporation’s stockholders. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after February 28, 2013. Notwithstanding the foregoing, any Award granted under the Plan on or prior to February 28, 2013 may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares of Stock or Stock Units subject to, comprising or referenced in such Award (other than in accordance with Section 7(a)).

     (d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable to comply with all legal requirements. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as counsel to the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by and in accordance with the laws of the State of Maryland, except as to matters of federal law.

     (f) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

APPENDIX B

DIRECTIONS TO ANNUAL MEETING LOCATION

Sheraton Albuquerque Uptown Hotel
2600 Louisiana Boulevard NE
Albuquerque, New Mexico
Telephone: (505) 881-0000

Directions:

From East

Take I-40 West to Wyoming Boulevard. Exit Wyoming and proceed North. Turn left onto Menaul. The hotel is located at the northeast corner of Louisiana Boulevard and Menaul.

From North

Take Interstate 25 South to the Montgomery exit. Take Montgomery East to Louisiana Boulevard. Turn right and proceed one mile to the hotel. The hotel is located at the northeast corner of Louisiana Boulevard and Menaul.

From West

Take I-40 East to the San Mateo North exit. Take San Mateo North to Menaul. Turn right onto Menaul. The hotel is located at the northeast corner of Louisiana Boulevard and Menaul.

From South

Take I-25 North to Interstate 40 East. Exit San Mateo North to Menaul. Turn right onto Menaul. The hotel is located at the northeast corner of Louisiana Boulevard and Menaul.

B-1

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

You may vote your shares electronically by internet or telephone. Voting electronically will eliminate the need to mail in a Proxy Solicitation/Voting Instruction Card. The internet and telephone voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you before you cast your vote. You may also change your selections on any or all of the proposals to be voted. To vote by internet or telephone, please follow the steps below:

Vote-by-Internet		Vote-by-Telephone

1. Have this card and your social security number/tax identification number available; then	OR	1. Have this card and your social security number/tax identification number available; then

2. Log on to the Internet and go to http://www.eproxyvote.com/lmt		2. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) or 201-536-8073 toll call outside of U.S.

IF CASTING VOTES BY MAIL, DETACH HERE AND RETURN PROPERLY EXECUTED PROXY SOLICITATION/VOTING INSTRUCTION CARD IN ENCLOSED ENVELOPE.

☑	Please mark votes as in this example.	☐	LMT

This Proxy Solicitation/Voting Instruction Card when properly executed and returned will be voted in the manner directed herein or in accordance with the proxies’ discretion on proposals that are untimely or on other matters incident to the meeting. If no direction is made, this card will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5, 6 and 7.

The Board of Directors recommend a vote FOR ALL nominees in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors.			2.	Ratification of				3.	Management
	(see below)	FOR	WITHHELD		Appointment of	FOR	AGAINST	ABSTAIN		Proposal —	FOR	AGAINST	ABSTAIN
		☐	☐		Independent Auditors	☐	☐	☐		Amendments to the	☐	☐	☐
2003 Performance
	For all nominees except as noted below									Incentive Award Plan
☐ ___________________

01.	E.C. “Pete” Aldridge, Jr.		08. Joseph W. Ralston			The Board of Directors recommend a vote AGAINST Proposals 4, 5, 6 and 7.

02.	Nolan D. Archibald		09. Frank Savage								FOR	AGAINST	ABSTAIN
03.	Marcus C. Bennett		10. Anne Stevens			4.	Stockholder Proposal
04.	James O. Ellis, Jr.		11. Robert J. Stevens				By Evelyn Y. Davis				☐	☐	☐
05.	Gwendolyn S. King		12. James R. Ukropina
06.	Douglas H. McCorkindale		13. Douglas C. Yearley			5.	Stockholder Proposal
07.	Eugene F. Murphy						By John Chevedden				☐	☐	☐

						6.	Stockholder Proposal
By The Catholic Funds
							And Other Groups				☐	☐	☐

						7.	Stockholder Proposal
By The Sisters of Mercy
							And Other Groups				☐	☐	☐

I WILL		MARK BOX IF ADDRESS
ATTEND THE	☐	CHANGE/COMMENTS	☐
MEETING		ARE ON REVERSE SIDE OF CARD

Signature of Stockholder(s): _______________________________________ Date: ___________

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

ADMISSION TICKET

(Please bring this ticket and a form of personal identification, including photo, with you if you are attending the Annual Meeting.)

Annual Meeting of Stockholders
Thursday, April 28, 2005, 10:30 a.m. (Mountain time)

Sheraton Albuquerque Uptown Hotel
The Regency Ballroom
2600 Louisiana Boulevard NE
Albuquerque, New Mexico 87110

DETACH HERE

If Casting Votes By Mail, Detach Here and Return Properly Executed Proxy Solicitation/Voting Instruction Card in Enclosed Envelope

LOCKHEED MARTIN CORPORATION
Proxy Solicitation/Voting Instruction Card For
Annual Meeting of Stockholders

The undersigned hereby appoints Robert J. Stevens, James R. Ukropina and Douglas C. Yearley, each of them proxies of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 10:30 a.m., Mountain time, on April 28, 2005, at the Sheraton Albuquerque Uptown Hotel, 2600 Louisiana Boulevard NE, Albuquerque, New Mexico, and at any adjournment or postponement thereof. If the undersigned is a participant in one or more of the Corporation’s 401(k) or other profit sharing plans and has stock allocated to his or her account(s), the undersigned hereby instructs the Trustee of the plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card at the Annual Meeting and any adjournment thereof in accordance with its discretion on such other matters as may properly come before the Annual Meeting. Plan shares for which no card is received will be voted by the Trustee at its discretion. Stockholders and plan participants are requested to mark, date and sign this card on the reverse side and to return it promptly in the enclosed envelope, or to vote by internet, access http://www.eproxyvote.com/lmt or to vote by telephone, dial toll-free 1-877-779-8683 (or 201-536-8073 toll call outside of U.S.).

To vote in accordance with the Board of Directors’ recommendations, please sign and date the reverse side; no boxes need to be checked.

Address
Change/Comments:

SEE REVERSE		SEE REVERSE
SIDE.		SIDE.
The Board of Directors is soliciting this Proxy Solicitation/Voting Instruction Card.